                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                     DATED AS OF THE 27TH DAY OF JULY, 1996
                                  BY AND AMONG
                        FIRST NATIONWIDE HOLDINGS INC.,
                              CAL FED BANCORP INC.
                                      AND
                        CALIFORNIA FEDERAL BANK, F.S.B.

     AGREEMENT AND PLAN OF MERGER, dated as of the 27th day of July, 1996 (this "Plan"), by and among FIRST NATIONWIDE HOLDINGS INC., a Delaware corporation (the "Acquiror"), CAL FED BANCORP INC., a Delaware corporation (the "Company") and CALIFORNIA FEDERAL BANK, A FEDERAL SAVINGS BANK (the "Bank").

                                   RECITALS:

     A.  The Acquiror.  The Acquiror has been duly incorporated and is an
         ------------
existing corporation in good standing under the laws of the State of Delaware.

     B.  Merger Sub.  CFB Holdings, Inc. ("Merger Sub"), after the receipt of
         ----------
any necessary governmental or regulatory approvals in connection with its organization, will be duly incorporated prior to the Effective Time (as defined in Section 7.1) and, when so incorporated, will be a corporation in good standing under the laws of the State of Delaware and will become a party to this Plan pursuant to the provisions of Section 4.14 hereof. All the shares of the capital stock of Merger Sub, when issued, will be owned directly by the Acquiror.

     C.  The Company.  The Company has been duly incorporated and is an existing
         -----------
corporation in good standing under the laws of the State of Delaware, with its principal executive offices located in Los Angeles, California. The Company has 100,000,000 authorized shares of common stock, par value $1.00 per share ("Company Common Stock"), of which 49,396,947 shares were outstanding as of the date hereof, and 25,000,000 authorized shares of preferred stock, par value $.01 per share, of which no shares were outstanding as of June 30, 1996 (no other class of capital stock of the Company being authorized). The Company is a savings and loan holding company duly registered under the Home Owners' Loan Act of 1933, as amended ("HOLA"), and owns 100% of the outstanding common stock of the Bank. As of the date hereof, the Company had (i) an aggregate of 3,656,433 shares of Company Common Stock reserved for issuance upon exercise of stock options, warrants or other rights granted pursuant to its 1995 Employee Stock Incentive Plan, its 1995 Non-Employee Director Stock Option Plan, the Bank's 1983 Stock Incentive Plan, the Bank's 1993 Stock Incentive Plan and the Bank's 1994 Non-Employee Director Stock Option Plan (collectively, the "Company Stock Plans"), (ii) 18,407 shares of Company Common Stock reserved for issuance upon conversion of the 6-1/2% Convertible Subordinated Debentures Due 2001 (the "6-1/2% Subordinated Notes") of XCF Acceptance Corporation, a California corporation and a wholly owned subsidiary of the Bank, and (iii) 100,000 shares of the Company's Series RP Preferred Stock reserved for issuance pursuant to exercise of the Purchase Rights (as defined below). As of the date hereof, the Bank has 5,075,549 authorized and 4,941,498 issued and outstanding contingent litigation recovery participation interests (the "Participation Interests"), each of which represents the right to receive in cash five millionths of one percent (0.000005%) of the Litigation Recovery (as defined in the Participation Interests) in the Bank's litigation against the United States, California
                                                               ----------
Federal Bank v. United States, Civil Action No. 92-138C (the "Goodwill
- -----------------------------
Litigation").

Unless the context otherwise requires, all references herein to the Company Common Stock shall be deemed to include the corresponding rights (the "Purchase Rights") to purchase from the Company, for each share of Company Common Stock held, one-thousandth of a share of the Company's Series RP Preferred Stock, par value $.01 per share, pursuant to the terms and conditions of the Rights Agreement (as defined below).

     D.  Rights, Etc.  The Company does not have any shares of its capital stock
         ------------
reserved for issuance, any outstanding option, call or commitment relating to shares of its capital stock or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of its capital stock (collectively, "Rights") except (i) pursuant to the Option Agreement (as defined below) which is being entered into simultaneously with the execution and delivery of this Plan, (ii) pursuant to the Rights Agreement, dated as of February 16, 1996, between the Company and Chemical Bank, as Rights Agent (the "Rights Agreement"), (iii) subject to
Section 4.23 hereof, the 6 1/2% Subordinated Notes, and (iv) pursuant to stock options or other rights granted pursuant to the Company Stock Plans as previously disclosed to the Acquiror.

     E.  The Option Agreement.  As an inducement to the willingness of the
         --------------------
Acquiror to enter into this Plan, the Company will, immediately after the execution and delivery of this Plan by the parties hereto, enter into a Stock Option Agreement with the Acquiror in the form set forth in Annex 1 (the "Option Agreement"), pursuant to which the Company will grant to the Acquiror an option to purchase authorized but unissued shares of Company Common Stock in an amount equal to 19.9% of the outstanding shares of Company Common Stock upon the terms and conditions therein contained.

     F.  Bank Merger Agreement.  It is the intention of the Acquiror that,
         ---------------------
unless otherwise determined pursuant to Section 1.6 hereof, immediately following the Effective Time (as defined in Section 7.1) of the Merger, (i) the Acquiror will contribute all of the shares of capital stock of the Surviving Corporation (as defined below) to its wholly-owned subsidiary, First Nationwide Bank, a Federal Savings Bank ("FNB"), (ii) the Surviving Corporation will be liquidated by FNB, and (iii) FNB will be merged with and into the Bank (the "Bank Merger") immediately thereafter.

     G.  Board Approvals.  The respective Boards of Directors of the Acquiror,
         ---------------
the Company and the Bank have duly approved this Plan and have duly authorized its execution and delivery.

     NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                               ARTICLE I.  THE MERGER

          Section 1.1.  Structure of the Merger.  On the Effective Date, Merger
                        -----------------------
Sub will merge (the "Merger") with and into the Company, with the Company being the surviving corporation (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law (the "State Corporation Law"). The separate corporate existence of Merger Sub shall thereupon cease. The Surviving Corporation shall continue to be governed by the State Corporation Law and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the certificate of incorporation and by-laws of Merger Sub, in effect immediately prior to the Effective Time, shall become the certificate of incorporation and by-laws of the Surviving Corporation. At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation.

          Section 1.2.  Effect on Outstanding Shares. (a)  By virtue of the
                        ----------------------------
Merger, automatically and without any action on the part of the holders of Company Common Stock, each share of Company Common Stock issued and outstanding at the Effective Time (other than Excluded Shares (as defined below)) shall become and be converted into the right to receive (i) $23.50 in cash without interest and (ii) one-tenth of a Secondary Participation Interest (as defined below), (collectively, the "Merger Consideration"), provided, however, that no
                                                    --------  -------
fractional Secondary Participation Interests shall be issued. As of the Effective Time, each share of Company Common Stock held directly or indirectly by the Acquiror, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, and shares held as treasury stock of the Company, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

          (b) The shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation after the Merger and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

          (c) "Excluded Shares" shall mean (i) shares of Company Common Stock the holder of which (the "Dissenting Stockholder"), pursuant to the State Corporation Law providing for dissenters' or appraisal rights, is entitled to receive payment in accordance with the provisions of such State Corporation Law, such holder to have only the rights provided in such State Corporation Law (the "Dissenters' Shares"), (ii) shares of Company Common Stock held directly or indirectly by the Acquiror, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted and (iii) shares of Company Common Stock held as treasury stock by the Company.

          Section 1.3.  Exchange Procedures.   (a)  At and after the Effective
                        -------------------
Time, each certificate (each a "Certificate") previously representing shares of Company Common Stock shall represent only the right to receive the Merger Consideration (without interest on the cash portion thereof).

          (b) As of the Effective Time, (i) the Acquiror shall deposit, or shall cause to be deposited, with such bank, savings and loan association or trust company as the Acquiror shall elect (which may be a subsidiary of the Acquiror) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.3, the amount constituting the cash portion of the Merger Consideration to be paid pursuant to
Section 1.2, and (ii) the Company shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.3, certificates representing the Secondary Participation Interests to be paid pursuant to
Section 1.2.

          (c) As soon as practicable after the Effective Time, the Acquiror shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates the following: (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other reasonable provisions as the Acquiror may determine; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of a Certificate to the Exchange Agent, together with a properly completed and duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the cash portion of the Merger Consideration and a certificate representing such number of Secondary Participation Interests which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash portion of the Merger Consideration. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, a check for the cash portion of the Merger Consideration and a certificate representing the applicable number of Secondary Participation Interests may be issued to the transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable discretion of the Acquiror and the Exchange Agent, (i) to evidence and effect such transfer and (ii) to evidence that all applicable stock transfer taxes have been paid.

          (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Acquiror or the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Plan in accordance with the procedures set forth in this Section 1.3.

          (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of the Company for one year after the Effective Time shall be repaid or delivered, as applicable, by the Exchange Agent to the Acquiror. Any stockholders of the Company who have not theretofore complied with this Section 1.3 shall thereafter look only to the Acquiror for payment of their Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Plan without any interest on the cash portion of the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Acquiror (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of the Acquiror, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Plan.

          Section 1.4.  Dissenters' Rights.  Any Dissenting Stockholder who
                        ------------------
shall be entitled to be paid the "fair value" of his or her Dissenters' Shares, as provided in Section 262 of the State Corporation Law, shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the State Corporation Law, and shall be entitled to receive only the payment to the extent provided for by Section 262 of the State Corporation Law with respect to such Dissenters' Shares. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by such Dissenting Stockholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to
Section 1.2.

          Section 1.5.  Options.   At the Effective Time, each option or warrant
                        -------
granted by the Company pursuant to the Company Option Plans to purchase shares of Company Common Stock, which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon exercise, (A) an amount in cash computed by multiplying (i) the difference between (x) $23.50 and (y) the per share exercise price applicable to such option or warrant by (ii) the number of such shares of Company Common Stock subject to such option or warrant, (B) to the extent applicable, the number of Participation Interests reserved for issuance upon exercise of such stock options, and (C) one-tenth of a Secondary Participation Interest for every share of Company Common Stock subject to such option or warrant, provided however, that no fractional Secondary Participation Interests shall be issued. The Company agrees to use its best efforts to take or cause to be taken all action necessary under such options to provide for such termination and payment, including obtaining any necessary consents from grantees. The Company will make the payments required to be made to grantees of options under this Section 1.5 immediately prior to the Effective Time.

          Section 1.6.  Alternative Structure.  Notwithstanding anything in this
                        ---------------------
Plan to the contrary, the Acquiror may specify that, before or after the Merger, the Company, the Acquiror, the Bank and any other subsidiary or affiliate of the Acquiror shall enter into transactions other than those described in Article I hereof in order to effect the purposes of this Plan, and the Company and the Acquiror shall take all action necessary and appropriate to effect, or cause to be effected, such transactions; provided, however, that no such specification
                                --------  -------
may (i) materially and adversely affect the timing of the consummation of the transactions contemplated herein or the tax effect or economic benefits of the Merger to the holders of Company Common Stock, Participation Interests or Secondary Participation Interests, or (ii) cause any event or condition to exist which constitutes or, after notice or lapse of time or both, would constitute a breach of Section 4.20 hereof.

          Section 1.7.  Issuance of Secondary Participation Interests.  Prior to
                        ---------------------------------------------
the Effective Date, the Bank shall have issued to the Company and the Company shall have delivered to the Exchange Agent pursuant to Section 1.3, certificates representing the secondary contingent litigation recovery participation interests in substantially the form attached hereto as Annex 4.21(b) (the "Secondary Participation Interests").


                    ARTICLE II.  CONDUCT PENDING THE MERGER

          Section 2.1.  Conduct of the Company's Business Prior to the Effective
                        --------------------------------------------------------
Time.  Except as expressly provided in this Plan or the Option Agreement or as
- ----
agreed to by the Acquiror, during the period from the date of this Plan to the Effective Time, the Company shall, and shall cause its Subsidiaries (as defined below) to, (i) conduct its business and maintain its books and records in the usual, regular and ordinary course consistent with past practice, (ii) use its commercially reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) except as required by applicable law, take no action which would adversely affect or delay the ability of the Company, the Bank, the Acquiror, or the Merger Sub to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements on a timely basis under this Plan and (iv) except as required by applicable law, take no action that could be deemed to have a Material Adverse Effect (as defined in Section 3.2 hereof) on the Company. As used in this Plan, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

          Section 2.2.  Forbearance by the Company.  It is contemplated that
                        --------------------------
during the period from the date of this Plan to the Effective Time, the Company shall continue to operate in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan as in effect on the date hereof, a copy of which has been made available to Acquiror, or the 1997 Cal Fed Bancorp Inc. Business Plan when such a plan is adopted and put into effect. Notwithstanding the foregoing, during the period from the date of this Plan to the Effective Time, and except as contemplated by this Plan (including, without limitation, Section 1.7 hereof) or the Option Agreement or as set forth in Section 2.2 of the Company's Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of the Acquiror, to:

          (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person; provided, however, that neither the Company nor any of its
                     --------  -------
Subsidiaries shall incur any indebtedness for borrowed money (including reverse repurchase agreements) with a final maturity date on or after July 28, 1998.

          (b) adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock (except for dividends paid by the Bank to the Company) or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights or grant, sell or issue to any individual, corporation or other person any right or option to acquire, or securities evidencing a right to convert into or acquire, any shares of its capital stock (except for regular quarterly cash dividends on the Series B Preferred Stock (as defined below) at the rate set forth in the certificate of designation for such stock and except pursuant to the Rights Agreement), or issue any additional shares of capital stock except pursuant to (i) the exercise of stock options or warrants outstanding as of the date hereof as previously disclosed to the Acquiror and on the terms in effect on the date hereof, (ii) the Option Agreement and (iii) the conversion of 6-1/2% Subordinated Notes;

          (c) other than in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber or otherwise dispose of any of its properties, leases or assets to any person, or cancel, release or assign any indebtedness of any person, except pursuant to contracts or agreements in force at the date of this Plan and disclosed to Acquiror;

          (d) enter into, renew or amend any employment agreement with any employee or director, increase in any manner the compensation or fringe benefits of any of its employees or directors, or create or institute, or make any payments pursuant to, any severance plan, bonus plan, incentive compensation plan, or package, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to, or otherwise establish any trust or account related to, any Employee Plan (as defined in Sec-tion 3.3(o)), with or for the benefit of any employee, other than general increases in compensation in the ordinary course of business consistent with past practice or any amendment to any Employee Plan required by applicable law (provided that the Company shall use its best efforts to minimize the cost of any such amendment as permitted under such applicable law), or voluntarily accelerate the vesting of any stock options or other compensation or benefit;

          (e) other than in the ordinary course of business consistent with past practice, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any person; provided, however, that no investment or series of related
                      --------  -------
investments shall be made in an amount in excess of $1,000,000 except in (i) securities which would be reported under the caption "cash and cash equivalents" on the Company's consolidated statement of financial condition and
(ii) federal government securities with a maturity of not more than two (2) years, provided further, however, that in no event shall the Company or any of
       -------- -------  -------
its Subsidiaries make any acquisition of equity securities or business operations without the Acquiror's prior consent;

          (f) enter into, renew or terminate any contract or agreement, or make any change in any of its leases or contracts, other than any lease, contract or agreement involving aggregate payments of $250,000 or less per annum, and either
(i) having a term of less than or equal to one year or (ii) which may be terminated with notice of thirty days without payment by the Company or any of its Subsidiaries of a fee, penalty or other payment;

          (g) settle any claim, action or proceeding involving any liability of the Company or any of its Subsidiaries for money damages in excess of $250,000, exclusive of contributions from insurers, or involving material restrictions upon the business or operations of the Company or any of its Subsidiaries;

          (h) except in the ordinary course of business, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

          (i) make, renegotiate, renew, increase, extend or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except for loans, advances or commitments in amounts (A) less than $1,000,000 made in the ordinary course of business consistent with past practice and made in conformity with all applicable policies and procedures or (B) greater than $1,000,000 if such loans, advances or commitments conform to the Company's present written loan underwriting policies;

          (j) except as contemplated by Section 4.2, change its method of accounting as in effect at December 31, 1995, except as required by changes in generally accepted accounting principles ("GAAP") as concurred in by the Company's independent auditors, or as required by regulatory accounting principles or regulatory requirements;

          (k) enter into any new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice;

          (l) amend its certificate of incorporation, by-laws or other similar governing documents;

          (m) make any capital expenditure other than (A) in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan or the 1997 Cal Fed Bancorp Inc. Business Plan, as applicable, or (B) as necessary to maintain its assets in good repair; provided, however, that no capital expenditure (other than expenditures in accordance with the 1996 Cal Fed Bancorp Inc. Business Plan or the 1997 Cal Fed Bancorp Inc. Business Plan, as applicable) shall be made which individually or in the aggregate with all other capital expenditures exceeds $1,500,000;

          (n) settle, compromise, dismiss or cease prosecution of the Goodwill Litigation; or sell, transfer, assign, distribute or convey all or part of, or otherwise take any action that could reasonably be expected to adversely affect the value of, its rights or interest in the Goodwill Litigation;

          (o) hold any formal meeting with the Appeals Office of the Internal Revenue Service or any similar state taxing authority to settle or compromise any audit, examination or other proceeding with respect to any federal or state income tax liability of the Company or any of its Subsidiaries without prior notification to Acquiror and allowing a representative of Acquiror to attend, but not participate in, such formal meeting;

          (p) execute Form 870-AD or comparable document agreeing to the finality of any audit, examination or other proceeding with respect to any federal or state income tax liability of the Company or any of its Subsidiaries; or

          (q) agree to, or make any commitment to, take any of the actions prohibited by this Section 2.2.

          Section 2.3.  Cooperation.  The Company shall cooperate with Acquiror
                        -----------
and Merger Sub in completing the transactions contemplated hereby and shall not take, cause to be taken or agree or make any commitment to take any action: (i) that is intended or may reasonably be expected to cause any of its representations or warranties set forth in Article III hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Section 2.1 or
Section 2.2; except in any case as may be required by law, rule or regulation.

                 ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          Section 3.1.  Disclosure Letters.  On or prior to the date hereof, the
                        ------------------
Company has delivered to the Acquiror, and the Acquiror has delivered to the Company, a letter (as the case may be, its "Disclosure Letter") setting forth,
                                            -----------------
among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of its representations and warranties (and making specific reference to the Section of this Plan to which they relate); provided, however, that the mere inclusion of a fact, circumstance
              --------  -------
or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 3.2).

          Section 3.2.  Definitions.   As used in this Plan, (A) the term
                        -----------
"Material Adverse Effect" means an effect which (i) is material and adverse to
- ------------------------
the business, properties, assets, liabilities, financial condition or results of operations of the Company or the Acquiror, as the context may dictate, and its Subsidiaries taken as a whole, or (ii) significantly and adversely affects the ability of the Company or the Acquiror, as the context may dictate, to consummate the Merger by March 31, 1997 (or such later date as provided in
Section 6.1(c)), or to perform its material obligations hereunder, provided however, that any actions taken by the Company or any of its Subsidiaries at the request of Acquiror with respect to the matters described in Sections 4.2 or
4.24 of this Plan or the Benefits Letter (as defined in Section 4.3 hereof) or any consequences of such actions shall not, individually or in the aggregate, constitute a Material Adverse Effect on the Company; and (ii) the term "to the
                                                                        ------
best knowledge of the Company" means the actual knowledge of the following
- -----------------------------
officers of the Company: the President and Chief Executive Officer, the Executive Vice President, Controller and Co-Principal Financial Officer, the Executive Vice President, Treasurer and Co-Principal Financial Officer, the Executive Vice President, General Counsel and Secretary, the Executive Vice President -- Human Resources and Administration and the Executive Vice President
- -- Investor Relations; the Executive Vice President - Retail Bank, the Executive Vice President -Residential Lending and the Executive Vice President - Credit Cycle Management.

          Section 3.3.  Representations and Warranties of the Company.  The
                        --------------------------------- -----------
Company represents and warrants to the Acquiror that:

          (a) Recitals True.  The facts set forth in the Recitals of this Plan
              -------------
with respect to the Company are true and correct in all material respects.

          (b) Capital Stock.  All outstanding shares of capital stock of the
              -------------
Company and its Subsidiaries are duly authorized, validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights. As of the date hereof, the Bank has 100,000,000 authorized shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding, and 25,000,000 authorized shares of preferred stock of which 3,800,000 shares have been designated and 150,403 formerly issued shares of 7 3/4% Noncumulative Convertible Preferred Stock, Series A have been called, but are unexchanged, and 1,725,000 shares have been designated and 1,725,000 shares are issued and outstanding as 10 5/8% Noncumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock"). Except for the Series B Preferred Stock, the shares of capital stock of each of the Company's Subsidiaries are owned directly or indirectly by the Company free and clear of all liens, claims, encumbrances and restrictions on transfer, and there are no Rights with respect to such capital stock.

          (c) Qualification.  Each of the Company and its Subsidiaries has the
              -------------
power and authority, and is duly qualified in all jurisdictions where such qualification is required, to carry on its business as it is now being conducted and to own all its properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted.

          (d) Subsidiaries.  The only Subsidiaries of the Company are those
              ------------
listed on Section 3.3(d) of the Company's Disclosure Letter. The Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund (the "SAIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by the Bank. Each of the other Subsidiaries of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The minute books of the Company and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1993 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

          (e) Authority and Stockholder Approvals.
          -----------------------------------

              (i) Each of the Company and the Bank has the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of all necessary stockholder and regulatory approvals, consents or nonobjections, as the case may be, and to the receipt by the Bank of board and stockholder approval (collectively, the "Bank Merger Approval") to the definitive documents to be used to effect the Bank Merger (the "Bank Merger Documents"), to consummate the transactions contemplated hereby. Subject in the case of the Company to the receipt of required stockholder approval of this Plan by the holders of the Company Common Stock and in the case of the Bank to the receipt of the Bank Merger Approval, the execution and delivery of this Plan and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Company and the Bank. This Plan has been duly and validly executed and delivered by each of the Company and the Bank and (assuming due authorization, execution and delivery by the Acquiror) constitutes a valid and binding agreement of the Company and the Bank enforceable against each entity in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (ii) The affirmative vote of at least a majority of the outstanding shares of Company Common Stock entitled to vote on this Plan is the only vote of holders of any of the capital stock of the Company or any of its Subsidiaries required for approval of this Plan and consummation of the Merger.

          (f) No Violations; Consents and Approvals.
              -------------------------------------

              (i) Neither the execution, delivery and performance of this Plan by the Company or the Bank nor the consummation by the Company or the Bank of the transactions contemplated hereby will constitute (A) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger, the Bank Merger or the other transactions contemplated hereby and thereby, (B) a breach or violation of, or a default under, the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its Subsidiaries or (C) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected, provided,
                                                         --------
          however, that with respect to the Bank and the Bank Merger, the
          -------
          foregoing representation is subject to the execution and delivery of the Bank Merger Documents and the receipt of Bank Merger Approval.

              (ii) Except for (A) the filing of an application with the Office of Thrift Supervision (the "OTS") and approval of such application,
          (B) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with this Plan and the transactions contemplated hereby (the "Proxy Statement"), (C) the adoption of the agreement of merger (within the meaning of Section 251 of the State Corporation Law) contained in this Plan by the requisite vote of the stockholders of the Company, (D) the filing of the certificate of merger with the Secretary of State of the State of Delaware pursuant to the State Corporation Law (the "Certificate of Merger"), (E) the consents and approvals set forth in Section 3.3
          (f)(ii) of the Company's Disclosure Letter, (F) the filing with the OTS of a registration statement covering the issuance and distribution of the Secondary Participation Interests and the declaration of the effectiveness of such registration statement, and
          (G) such consents and approvals of third parties which are not Governmental Entities (as defined below) the failure of which to obtain will not have and would not be reasonably expected to have a Material Adverse Effect on the Company, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company of this Plan and the Option Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, and the Company knows of no reason why the Requisite Regulatory Approvals (as defined in Section 5.1(b)) should not be obtained.

          (g) Financial Statements. The Company has previously made available to
              --------------------
the Acquiror copies of (i) the consolidated statements of financial condition of the Bank and its Subsidiaries as of December 31 for the fiscal years 1994 and 1995, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, as reported in the Bank's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the OTS under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent auditors with respect to the Bank, (ii) the unaudited consolidated statements of financial condition of the Company and its Subsidiaries as of March 31, 1995 and March 31, 1996 and the related unaudited consolidated statements of operations and cash flows for each of the three-month periods then ended, as reported in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1996 filed with the SEC under the Exchange Act, and (iii) the unaudited internal report to the Company's Board setting forth financial results for the six months ended June 30, 1996. The December 31, 1995 consolidated statement of financial condition of the Bank (including the related notes, where applicable) fairly presents the consolidated financial position of the Bank and its Subsidiaries as of the date thereof, and the other financial statements referred to in this
Section 3.3(g) (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 4.17 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the entity or entities to which they relate for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 4.17 hereof will comply, in all material respects, with applicable accounting requirements and with the published rules and regulations of the OTS or the SEC, as applicable, with respect thereto, and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 4.17 will be, prepared in accordance with GAAP consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.

          (h) Company Reports.
              ---------------

              (i) The Company has previously made available to the Acquiror an accurate and complete copy of each (A) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by the Company with the SEC, or filed by the Bank with the OTS, as the case may be, pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act (the "Company Reports") and (B) communications mailed by the Company or by the Bank, as the case may be, to its stockholders since January 1, 1994, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Except as set forth in Section 3.3(h)(i) of the Company's Disclosure Letter, each of the Company and the Bank has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied in all material respects with the published rules and regulations of the SEC or the OTS, as applicable, with respect thereto.

              (ii) The Company and each Company Subsidiary have each timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1993 with (i) the SEC, (ii) the OTS, (iii) the FDIC, (iv) the SAIF, (v) the Federal Housing Finance Board ("FHFB"), (vi) the Federal Home Loan Bank of San Francisco,
          (vii) any state banking commission or other regulatory authority ("State Regulator"), and (vii) the National Association of Securities Dealers, Inc. and any other self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and all other material reports and statements required to be filed by them since December 31, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, SAIF, FHFB, FHLBSF, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, and except as set forth in Section 3.3(h)(ii) of the Company's Disclosure Letter, no Regulatory Agency has initiated any proceeding or, to the best knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1993. Except as set forth on Section 3.3(h)(ii) of the Company's Disclosure Letter, there is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

          (i) Absence of Certain Changes or Events.  Except as disclosed in the
              ------------------------------------
Company Disclosure Letter or the Company Reports filed prior to the date of this Plan, true and complete copies of which have been provided by the Company to the Acquiror, since December 31, 1995, (A) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with past practice, and (B) there has not been any change in the assets, liabilities, financial condition, properties, business, or results of operations of the Company or its Subsidiaries, or any occurrence, development or event of any nature (including without limitation any earthquake or other Act of God), which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

          (j) Taxes.
              -----

              (i) Except as set forth in Section 3.3(j) of the Company Disclosure Letter: (A) all material Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects;
          (B) all Taxes shown on such Tax Returns have been paid in full or adequate provision has been made for any such Taxes in the financial statements of the Company and its Subsidiaries (in accordance with GAAP); (C) there is no audit examination, deficiency assessment, or refund litigation currently pending with respect to any Taxes of the Company or any of its Subsidiaries; (D) all Taxes due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate provision has been made for any such amounts in the financial statements of the Company and its Subsidiaries (in accordance with GAAP); (E) no extensions or waivers of statutes of limitations have been given by or requested with respect to any Taxes of the Company or any of its Subsidiaries; and (F) there are no material liens for Taxes upon the assets or property of any of the Company or its Subsidiaries except for statutory liens for current Taxes not yet due.

              (ii) As used in this Plan, (A) the term "Tax" or "Taxes" means taxes and other impost, levies, assessments, duties, fees or charges imposed or required to be collected by any federal, state, county, local, municipal, territorial or foreign governmental authority or subdivision thereof, including, without limitation, income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangible, franchise, personal property, and other taxes, charges, levies or like assessments, together with all penalties and additions to tax and interest thereon, and (B) the term "Tax Return" shall mean any return, report, information return or other document (including elections, declarations, disclosures, schedules, estimates, and other returns or supporting documents) with respect to Taxes.

          (k) Absence of Claims; Undisclosed Liabilities.
              ------------------------------------------

              (i) No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against the Company or any of its Subsidiaries, or challenging the validity or propriety of the transactions contemplated by this Plan or the Option Agreement, and, to the best knowledge of the Company, except as set forth in Section 3.3 (k)(i) of the Company's Disclosure Letter, no such litigation, proceeding, controversy, claim or action has been threatened, in each case as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate have or be reasonably expected to have a Material Adverse Effect on the Company. There are no claims (statutory or otherwise), demands, proceedings or other actions pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries by (A) any of their present or former employees or (B) any person who sought to become employed by the Company or any of its Subsidiaries.

              (ii) Except as set forth in Section 3.3(k)(ii) of the Company Disclosure Letter, there is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

              (iii) Except (A) as set forth in Section 3.3(k)(iii) of the Company's Disclosure Letter, (B) for those liabilities that are fully reflected or reserved against on the consolidated statement of financial condition of the Company as of March 31, 1996 and (C) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1996 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

          (l) Absence of Regulatory Actions. Except as set forth in Section
              -----------------------------
3.3(l) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depositary institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

          (m)  Agreements.
               ----------

              (i) Except for the Option Agreement, the Company and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K) to be performed after the date hereof that has not been filed with, or incorporated by reference in the Company Reports. Except as disclosed in the Company Reports filed prior to the date of this Plan or in Section 3.3(m)(i) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (including data processing, software programming and licensing contracts) involving the payment of more than $250,000 per annum, in the case of any such agreement with an individual, or $250,000 per annum, in the case of any other such agreement, (B) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered or any payments or rights are accelerated, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Plan or the Option Agreement and which provides for the payment of more than $150,000, (C) agreement with respect to any executive officer of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year and for the payment of more than $100,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan or the Option Agreement or (E) except as set forth in Section 3.3(m)(i)(E) of the Company's Disclosure Letter, agreement containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency). Each contract, arrangement, commitment or understanding with an aggregate annual payment by the Company or the Bank of $250,000 or more, whether or not set forth in Section 3.3(m)(i) of the Company's Disclosure Letter, is referred to herein as a "Material Company Contract". The Company has previously delivered to Acquiror true and correct copies of each Material Company Contract.

              (ii) Except as set forth in Section 3(m)(ii) of the Company's Disclosure Letter, (A) each Material Company Contract is a valid and binding obligation of the Company or one of its Subsidiaries and is in full force and effect, (B) the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by it to date under each Material Company Contract, (C) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material default on the part of the Company or any of its Subsidiaries under any such Material Company Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company and (D) no other party to such Material Company Contract is, to the best knowledge of the Company, in default in any respect thereunder.

          (n) Labor Matters. Neither the Company or any of its Subsidiaries is a
              -------------
party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor, to the best knowledge of the Company, is there any strike, other labor dispute or organizational effort involving the Company or any of its Subsidiaries pending or threatened.

          (o) Employee Benefit Plans.  Section 3.3(o) of the Company Disclosure
              ----------------------
Letter contains a complete list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, employment, termination, severance, medical, health and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto in respect to any present or former directors, officers, or other employees of the Company or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"). (i) All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; neither the Company nor any of its Subsidiaries has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company to a material tax or penalty imposed by either Section 4975 or 4976 of the Code or
Section 502 of ERISA; and all contributions required to be made under the terms of any Employee Plan have been timely made or have been reflected on the balance sheets contained or incorporated by reference in the Reports; (ii) no liability to the Pension Benefit Guaranty Corporation (the "PBGC") (except for payment of premiums) has been incurred, and no condition exists that presents a material risk to the Company or any ERISA Affiliate (as defined below) of incurring such a liability, with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of

ERISA) currently or formerly maintained by the Company or any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan"); and no proceedings have been instituted to terminate any Pension Plan or ERISA Affiliate Plan; (iii) no Pension Plan or ERISA Affiliate Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan and ERISA Affiliate Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Pension Plan or ERISA Affiliate Plan as of the end of the most recent plan year with respect to the respective Pension Plan or ERISA Affiliate Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan or ERISA Affiliate Plan prior to the date hereof, and there has been no material change in the financial condition of any such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof; (iv) neither the Company nor any ERISA Affiliate has provided or is required to provide security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
Section 401(a)(29) of the Code; (v) neither the Company nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980; (vi) each Employee Plan which is an "employee pension benefit plan"' (as defined in Section 3(2) of ERISA), and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service deeming such plan to be so qualified (a "Qualified Plan"); and no condition exists that is likely to result in revocation of any such favorable determination letter; (vii) all Employee Plans covering current or former non-U.S. employees comply in all material respects with applicable local law, and there are no material unfunded liabilities with respect to any Employee Plan which covers such employees;
(viii) there is no pending or threatened material litigation, administrative action or proceeding relating to any Employee Plan (other than benefit claims made in the ordinary course); (ix) there has been no announcement or commitment by the Company or any Subsidiary to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law; (x) the Company and its Subsidiaries do not have any obligations for retiree health and life benefits under any Employee Plan except as set forth in Section 3.3(o) of the Company's Disclosure Letter, and there are no such Employee Plans that cannot be amended or terminated without incurring any liability thereunder; (xi) except as set forth in Section 3.3(o) of the Company Disclosure Letter, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated herein will automatically accelerate, or give the Company or any Subsidiary the right to accelerate, the time of payment or vesting, or increase the amount, of compensation due to any employee; (xii) except as specifically identified in Section 3.3(o) of the Company Disclosure Letter, and subject to the conditions, limitations and assumptions specified therein, neither the execution and delivery of this Plan nor the consummation of the transactions contemplated hereby will result in any payment or series of payments by the Company or any Subsidiary of the Company to any person which is an "excess parachute payment" (as defined in Section 280G of the Code) under any Employee Plan, increase or secure (by way of a trust or other vehicle) any benefits or compensation payable under any Employee Plan, or accelerate the time of payment or vesting of any such benefit or compensation, and (xiii) with respect to each Employee Plan, the Company has supplied to the Acquiror a true and correct copy, if applicable, of (A) the two most recent annual reports on the applicable form of the Form 5500 series filed with the Internal Revenue Service (the "IRS"), (B) such Employee Plan, including all amendments thereto, (C) each trust agreement and insurance contract relating to such Employee Plan, including all amendments thereto and the most recent financial statements thereof, (D) the most recent summary plan description for such Employee Plan, including all amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan, (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan and (G) the most recent financial statements and auditor's report relating to each Employee Plan, if applicable.

          (p) Title to Assets. The Company and each of its Subsidiaries has good
              ---------------
and marketable title to its material properties and assets (including any intellectual property asset such as, without limitation, any trademark, service mark, trade name or copyright) other than (i) as reflected in the Company Reports, (ii) property as to which it is lessee and (iii) real estate owned as a result of foreclosure, transfer in lieu of foreclosure or other transfer in satisfaction of a debtor's obligation previously contracted.

          (q) Compliance with Laws.  The Company and each of its Subsidiaries:
              --------------------

              (i) holds and has at all times held all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted, except where the failure to hold or make any such permit, license, certificate of authority, order, approval, filing, application or registration, as applicable, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened; and

              (ii) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Americans With Disabilities Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, except where the failure to be in compliance with any of the foregoing would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on the Company.

          (r) Fees. Other than financial advisory services performed for the
              ----
Company by CS First Boston Corporation in an amount and pursuant to an agreement both previously disclosed to the Acquiror, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company, its directors or any Subsidiary of the Company, in connection with the Plan or the Option Agreement or the transactions contemplated hereby.

          (s)  Environmental Matters.
               ---------------------

              (i) Except as set forth in Section 33 of the Company Disclosure Letter, with respect to the Company and each of its Subsidiaries:

                  (A) Each of the Company and its Subsidiaries and, to the best knowledge of the Company, the Participation Facilities (as defined below), to the extent of the Company's or any of its Subsidiaries' direct management of such Participation Facility, are, and have been, in substantial compliance with all Environmental Laws (as defined below);

                  (B) There is no suit, claim, action, demand, executive or
              administrative order, directive or proceeding pending or, to the best knowledge of the Company, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or, to the best knowledge of the Company, any Participation Facility relating to the Company's or any of its Subsidiaries' direct management of such Participation Facility (x) for alleged noncompliance with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries;

                  (C) To the best knowledge of the Company, the properties
              currently or formerly owned or operated by the Company or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not and were not contaminated with any Hazardous Material (as defined below) that would reasonably be expected to give rise to a Material Adverse Effect on the Company;

                  (D) None of it or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Federal, state, local or foreign

          Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

              (ii) The following definitions apply for purposes of this Section 3.3(s): (x) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property; (y) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any Governmental Entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended. The term "Environmental Law" includes, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Disposal Amendments thereto), the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (z) "Hazardous Material" means any substance in any concentration which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

          (t) Classified Loans. The Company has identified to Acquiror in
              ----------------
writing prior to the date hereof all non-residential loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest bearing assets of the Company and its Subsidiaries with a current contractual balance in excess of $500,000 (with respect to commercial loans) and $750,000 (with respect to multi-family loans) that, as of June 30, 1996 have been criticized or classified by it or any bank examiner as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The Company and its Subsidiaries shall, promptly after the end of any quarter following the date of this Plan, inform the Acquiror of any commercial or multifamily loan of the Company or any of its Subsidiaries with a current contractual balance amount in excess of $500,000 or $750,000, respectively, that becomes classified or criticized in a manner described in the previous sentence or any non-residential loan disclosed to Acquiror pursuant to the previous sentence the categorization of which shall have changed, and also shall provide Acquiror with a quarterly schedule or report indicating, by category, the aggregate amounts of all loans of the Company and its Subsidiaries so classified or criticized.

          (u) Delaware Takeover Laws Inapplicable. The Board of Directors of the
              -----------------------------------
Company has taken all actions required to be taken by it to provide that this Plan and any amendment or revision thereto, and the transactions contemplated hereby or thereby, shall be exempt from the requirements of Section 203 of the State Corporation Law.

          (v) Material Interests of Certain Persons.  Except as disclosed in the
              -------------------------------------
Company's Proxy Statement for its 1996 Annual Meeting of Stockholders, no officer or director of the Company or any Subsidiary of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (whether real or personal, tangible or intangible) used in or pertaining to the business of the Company or any of its Subsidiaries.

          (w) Insurance. The Company and its Subsidiaries are presently insured,
              ---------
and since December 31, 1993 have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with prudent banking practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. No claim by the Company or any of its Subsidiaries on or in respect of an insurance policy or bond has been declined or refused by the relevant insurer or insurers. Between the date hereof and the Effective Time, the Company and its Subsidiaries will use commercially reasonable efforts to maintain the levels of insurance coverage in effect on the date hereof.

          (x) Books and Records.  The books and records of the Company and its
              -----------------
Subsidiaries have been, and are being, maintained in accordance with GAAP and all applicable legal and accounting requirements.

          (y) Corporate Documents. The Company has delivered to the Acquiror
              -------------------
true and complete copies of (i) its certificate of incorporation and by-laws and
(ii) the charter,
by-laws or other similar governing documents of each of its Subsidiaries, as each of them is in effect on the date hereof.

     (z) Board Action.  The Boards of Directors of each of the Company and the
         ------------
Bank (at meetings duly called and held) have by the requisite vote of all directors present (i) determined that the Merger is advisable and (ii) approved this Plan, the Merger and (in the case of the Company's Board of Directors) the Option Agreement and the transactions contemplated hereby and thereby, and at its respective meeting, the Board of Directors of the Company has further determined that the Merger is in the best interests of the Company and its stockholders and has directed that, subject to the provisions of applicable law, this Plan be submitted for consideration by the Company's stockholders at a meeting of such stockholders.

     (aa) Indemnification.  Except as set forth in Section 3.3 (aa) of the
          ---------------
Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under Section 4.7 if such provisions were deemed to be in effect.

     (bb) Loans.  Each loan, other than any commercial or other loan the
          -----
principal amount of which does not exceed $500,000 or $750,000, respectively, reflected as an asset on the consolidated statement of financial condition of the Company and its Subsidiaries as of March 31, 1996, and as of each date subsequent thereto for which the Company shall have delivered financial statements to the Acquiror pursuant to Section 4.17 hereof, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true and genuine, except where the failure of any such loan to be so evidenced, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans and extensions of credit that have been made by the Bank and that are subject to Section 11 of HOLA comply therewith. Section 3.3(bb) of the Company's Disclosure Letter includes (i) a listing of all such loans referred to in the first sentence of this Section 3.3(bb) the principal of which is past due or will become due within six months or less of June 30, 1996 and (ii) a listing of each loan, commitment or other borrowing arrangement with any director, executive officer or ten percent stockholder of the Company or any of its Subsidiaries, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing.

     (cc) Derivatives Contracts; Structured Notes; Etc.  Except as set forth in
          --------------------------------------------
Section 3.3 (cc) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) (each a "Derivatives Contract") or owns securities that
(1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in paragraph 3.3(cc) of its Disclosure Letter or disclosed in the Company Reports filed on or prior to the date hereof. All of such Derivative Contracts or other instruments are legal, valid and binding obligations of the Company or one of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

     (dd) Rights Agreement.  The Company has taken all action (including, if
          ----------------
required, redeeming all of the outstanding Purchase Rights issued pursuant to the Rights Agreement or amending or terminating the Rights Agreement) necessary to ensure that (i) the execution and delivery of this Plan and the Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Purchase Rights to be exercised, distributed or triggered, and (ii) except as disclosed in Section 3.3(dd) of the Company's Disclosure Letter, the consummation of the Merger will result in the expiration of the Purchase Rights.

     Section 3.4.  Representations and Warranties of the Acquiror.  The Acquiror
                   ----------------------------------------------
represents and warrants to the Company that:

     (a) Recitals True.  The facts set forth in the Recitals of this Plan with
         -------------
respect to the Acquiror and Merger Sub are true and correct in all material respects.

     (b) Corporate Qualification.  Merger Sub, when duly incorporated after the
         -----------------------
receipt of any necessary governmental or regulatory approvals in connection with its organization, will be, and the Acquiror is, in good standing in its jurisdiction of organization and as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification. The Acquiror has, and when duly incorporated Merger Sub will have, the requisite corporate power and authority (including all federal, state, local and foreign government authorizations) to carry on its respective businesses as, in the case of the Acquiror, they are now being conducted and, in the case of Merger Sub when duly incorporated, they will be conducted and to own their respective properties and assets.

     (c)  Corporate Authority.
          -------------------

          (i) The Acquiror has the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of all required regulatory approvals, consents or nonobjections, as the case may be, to consummate the transactions contemplated hereby. The execution and delivery of this Plan and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Acquiror. This Plan has been duly and validly executed and delivered by the Acquiror and (assuming due authorization, execution and delivery by the Company) this Plan constitutes a valid and binding agreement of the Acquiror, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (ii) Upon its formation, Merger Sub will have the requisite corporate power and authority to execute and deliver this Plan and, subject to the receipt of all stockholder and regulatory approvals, consents or nonobjections, as the case may be, to consummate the transactions contemplated hereby. The execution and delivery of this Plan and consummation of the transactions contemplated hereby will be duly and validly authorized by all necessary corporation action of Merger Sub and of the Acquiror as sole stockholder of Merger Sub. This Plan will be duly and validly executed and delivered by Merger Sub and (assuming due authorization, execution and delivery by the Company) will constitute a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (d)  No Violations.  The execution, delivery and performance of this Plan
          -------------
by the Acquiror do not, and the execution, delivery and performance of this Plan by Merger Sub upon its formation will not, and the consummation of the transactions contemplated hereby by the Acquiror and Merger Sub will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Acquiror or any Subsidiary of the Acquiror, or to which the Acquiror or any of its Subsidiaries (or any of their respective properties) is subject, or enable any person to enjoin the Merger, the Bank Merger or the other transactions contemplated hereby and thereby, (ii) a breach or violation of, or a default under, the certificate of incorporation or by-laws or similar organizational documents of the Acquiror or any of its Subsidiaries or

(iii) a material breach or violation of, or a material default under (or an event which with due notice or lapse of time or both would constitute a material default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Acquiror or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Acquiror or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be bound or affected.

     (e) Consents and Approvals.  Except for (A) the filing of an application
         ----------------------
with the OTS and approval of such application, (B) the filing with the SEC of the Proxy Statement, (C) the filing of the Certificate of Merger, (D) the filings required as a result of the formation of Merger Sub, (E) the filings required in connection with the Bank Merger, and (F) the consents and approvals set forth on Section 3.4(e) of the Acquiror's Disclosure Letter, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by the Acquiror and Merger Sub of this Plan and the consummation by the Acquiror and Merger Sub of the Merger and the other transactions contemplated hereby or the execution and delivery by Acquiror of the Option Agreement and the consummation by the Acquiror of the transactions contemplated thereby, and Acquiror knows of no reason why the Requisite Regulatory Approvals (as defined in section 5.1(b)) should not be obtained.

     (f) Access to Funds.  The Acquiror has, or on the Closing Date will have,
         ---------------
all funds necessary to consummate the Merger and pay the aggregate cash portion of the Merger Consideration.

     (g) Company Action.  The Board of Directors of the Acquiror (at a meeting
         --------------
duly called and held) has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of the Acquiror and its stockholders and (ii) approved this Plan, the Merger and the Option Agreement and the transactions contemplated hereby and thereby.


                             ARTICLE IV.  COVENANTS

     Section 4.1.  Acquisition Proposals.  The Company agrees that neither it
                   ---------------------
nor any of its Subsidiaries shall authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal offer (including, without limitation, any proposal, tender offer or exchange offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets, deposits or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the Company's board of directors of its fiduciary duties as advised by such board's counsel with respect to an unsolicited offer from a third party, engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than the Acquiror) conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform promptly the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.1. The Company agrees that it will notify the Acquiror immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company or any of its Subsidiaries, and the Company shall promptly thereafter provide the details of any such communication to the Acquiror in writing. The Company also agrees that it promptly shall request each other person (other than the Acquiror) that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its Subsidiaries and enforce any such confidentiality agreements.

     Section 4.2.  Certain Policies of the Company.  At the request of the
                   -------------------------------
Acquiror, after the date on which all required federal depository institution regulatory approvals are received and prior to the Effective Time, the Company shall (i) to the extent consistent with GAAP and regulatory accounting principles and requirements, in each case as applied to financial institutions and not objected to by the Company's independent certified public accountants, modify its loan, litigation and real estate valuation policies and practices (including modifying its loan classifications and levels of reserves and establishing specific reserves on loans and REO properties) and its other accounting methods or periods so as to be consistent with those of the Acquiror,
(ii) pay or accrue certain expenses, (iii) dispose of certain assets, and (iv) take any other action as Acquiror may reasonably request in order to facilitate and effect the transfer of contractual and other rights to Acquiror and the integration of the businesses and operations of the Company and Acquiror;

provided, however, that the Company shall not be required to take such action
- --------  -------
unless (A) the Acquiror agrees in writing that all conditions to the Acquiror's obligation to consummate the Merger set forth in Article V hereof (other than the expiration of the 30-day statutory waiting period following approval of the Merger by the OTS) have been satisfied or waived, (B) the Company shall have received a written, irrevocable waiver by the Acquiror of its rights to terminate this Agreement, (C) all of the conditions to the Company's obligation to consummate the Merger (other than the statutory waiting period described above) shall have been satisfied, and (D) Acquiror shall have delivered to the Company documentary evidence reasonably satisfactory to the Company certifying that Acquiror has sufficient cash to pay the aggregate Merger Consideration.
The Company's representations, warranties and covenants contained in this Plan shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2. Nothing contained herein shall be deemed to relieve the Company of its obligation to deliver the documents referred to in Section 5.2 hereof on the Effective Date.

     Section 4.3.  Employees.  Incorporated herein by this reference are the
                   ---------
terms of that certain letter of even date herewith from Acquiror to the Company (the "Benefits Letter"), and in the event of any conflict between the provisions of this Agreement and the terms of the Benefits Letter, the terms of the Benefits Letter shall be controlling.

     Section 4.4.  Access and Information.  Upon reasonable notice and subject
                   ----------------------
to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Acquiror access, during normal business hours during the time period from the date of this Agreement to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to the Acquiror (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as the Acquiror may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulations, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The Acquiror will hold all such information in confidence in accordance with the provisions of the confidentiality agreement, dated July 1, 1996, between the Acquiror and the Company (the "Confidentiality Agreement"). No investigation by Acquiror or its representatives shall affect the representations, warranties, covenants or agreements of the Company set forth herein.

     Section 4.5.  Regulatory Matters.  (a)  The parties hereto shall cooperate
                   ------------------
with each other and use their reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental authorities which are necessary or advisable to consummate the transactions contemplated by this Plan. The Company and the Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or the Acquiror, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Plan. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Plan and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

          (b) The Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of the Acquiror, the Company or any of their respective Subsidiaries to any governmental authority in connection with the Merger and the other transactions contemplated by this Plan.

          (c) The Acquiror and the Company shall promptly furnish each other with copies of written communications received by the Acquiror or the Company, as the case may be, or any of their respective Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Plan) from, or delivered by any of the foregoing to, any governmental authority in respect of the transactions contemplated hereby.

     Section 4.6.  Antitakeover Statutes.  The Company shall take all steps
                   ---------------------
necessary to exempt this Plan and the Option Agreement and the transactions contemplated hereby and thereby from the requirements of any state antitakeover law including, without limitation, Section 203 of the State Corporation Law, by action of its board of directors or otherwise.

     Section 4.7.  Indemnification; Directors' and Officers' Insurance.   (a)
                   ---------------------------------------------------
In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Plan, or who becomes prior to the Effective Time, a director or officer of the Company or any of its subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or (ii) this Plan, the Option Agreement, or any of the transactions contemplated hereby or thereby, including, without limitation, any actions taken in accordance with Sections 42 or 419, whether in any case asserted or arising before or after the Effective Time (collectively, the "Matters"), the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. From and after the Effective Time, through the sixth anniversary of the Effective Date, the Acquiror agrees to indemnify and hold harmless each Indemnified Party, against any costs or expenses (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, action, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement (collectively, "Costs") incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of any of the Matters, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by applicable law. The Acquiror agrees that it will also indemnify for a period of six years from the Effective Date in accordance with and subject to the terms and provisions of this Section 4.7(a) and Section 4.7(b), the advisors of the Company solely for Claims arising out of actions taken by them in accordance with Section 4.2 or 4.19 of this Plan. Notwithstanding anything to the contrary contained herein, all rights to indemnification in respect of any claim (a "Claim") asserted or made within such six year period shall continue until the final disposition of such Claim.

     (b) Any Indemnified Party wishing to claim indemnification under Section 4.7(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnified Party except to the extent such failure to notify materially prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Acquiror; provided, however, that (i) the
                                           --------  -------
Acquiror shall have the right to assume the defense thereof and upon such assumption the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Acquiror and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter and
(iii) the Acquiror shall not be liable for any settlement effected without its prior written consent which consent shall not be unreasonably withheld; and

provided, further, that the Acquiror shall not have any obligation hereunder to
- --------  -------
any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) Prior to the Effective Time the Company shall purchase, and for a period of six years after the Effective Time, Acquiror shall use its commercially reasonable efforts to maintain, directors and officers liability insurance "tail" or "runoff" coverage with respect to wrongful acts and/or omissions committed or allegedly committed prior to the Effective Time. Such coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the annual aggregate coverage limit under the Company's existing directors and officers liability policy, and in all other respects shall be at least comparable to such existing policy.

     (d) In the event Acquiror or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Acquiror assume the obligations set forth in this Section 4.7.

     (e) The provisions of this Section 4.7 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     Section 4.8.  Actions.  Subject to the terms and conditions herein
                   -------
provided, each of the parties hereto agrees to use its reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan as soon as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     Section 4.9.  Publicity.  The initial press release announcing this Plan
                   ---------
shall be a joint press release, and thereafter, subject to the provisions of applicable law and the rules of the New York Stock Exchange, the Company and the Acquiror shall consult with each other prior to issuing any press releases or otherwise making any statements, public or otherwise, with respect to the other or the transactions contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

     Section 4.10.  Proxy Statement.  Promptly, but in any event no later than
                    ---------------
60 days following the date hereof, the Company shall prepare and file with the SEC the Proxy Statement. Thereafter, the Company shall respond to the comments of the staff of the SEC promptly following receipt thereof, and promptly thereafter shall mail the Proxy Statement to all holders of record (as of the applicable record date) of shares of Company Common Stock. The Company represents and covenants that the Proxy Statement and any amendment or supplement thereto, at the date of mailing to stockholders of the Company and the date of the meeting of the Company's stockholders to be held in connection with the Merger, will be in compliance with all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Acquiror and the Company shall cooperate with each other in the preparation of the Proxy Statement. If requested by the Acquiror, the Company shall employ professional proxy solicitors to assist it in contacting stockholders in connection with the vote on the Merger.

     Section 4.11.  Stockholders' Meeting.  The Company shall take all action
                    ---------------------
necessary, in accordance with applicable law and its articles of incorporation and by-laws, to convene a meeting of the holders of Company Common Stock as promptly as practicable for the purpose of considering and taking action required by this Plan. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised by such board's counsel, the board of directors of the Company shall recommend that the holders of the Company Common Stock vote in favor of and approve the Merger and adopt this Plan.

     Section 4.12.  Notification of Certain Matters. The Company shall give
                    -------------------------------
prompt notice to the Acquiror of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Plan and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of the Company and its Subsidiaries taken as a whole to which the Company or any such Subsidiary is a party or is subject; and (b) any material adverse change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of the Company and the Acquiror shall, and the Acquiror shall cause Merger Sub, when duly incorporated, to, give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Plan. Acquiror shall give prompt notice to the Company of the occurrence or non-occurrence of any event which would or (so far as reasonably can be foreseen at the time of such occurrence or non-occurrence) is reasonably likely to, prevent Acquiror from obtaining the funds necessary to consummate the Merger and pay the aggregate Merger Consideration; provided, however, that the delivery of any notice pursuant to this sentence shall not limit or otherwise affect the remedies available hereunder or otherwise to the Company.

     Section 4.13.  Rights Agreement.  The Company shall take all action
                    ----------------
necessary to ensure that this Plan and the Option Agreement and the transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Purchase Rights to be exercised, distributed or triggered.

     Section 4.14.  Merger Sub.  The Acquiror shall, after the receipt of any
                    ----------
necessary governmental or regulatory approvals in connection with the organization of the Merger Sub and prior to the Effective Time, cause Merger Sub to be duly incorporated and, thereafter but in any event prior to the Effective Time, cause the Merger Sub to become a party to this Plan, such action to be evidenced by the execution by the Merger Sub of a supplement to this Plan, substantially in the form of Annex 2 hereto, and delivery thereof to each of the Acquiror and the Company; provided,
                                                                      --------
however, that the incorporation of Merger Sub pursuant to this Section 4.14
- -------
shall not be required in the event that Acquiror exercises its rights under
Section 1.6 hereof to revise the structure of the transactions contemplated by this Plan.

     Section 4.15.  Advice of Changes.  The Company shall promptly advise the
                    -----------------
Acquiror of any change or event having a Material Adverse Effect on the Company and each party shall promptly advise the other of any change or event which such party believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Effective Date), the Company will promptly supplement or amend the Disclosure Letter delivered to the Acquiror in connection with the execution of this Plan to reflect any matter which, if existing, occurring or known at the date of this Plan, would have been required to be set forth or described in such Disclosure Letter or which is necessary to correct any information in such Disclosure Letter which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Letter shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 5.2(b), hereof, or the compliance by the Company with the covenants and agreements made by it herein.

     Section 4.16.  Current Information.  During the period from the date of
                    -------------------
this Plan to the Effective Time, the Company will make available one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of the Acquiror and to report the general status of the ongoing operations of the Company and its Subsidiaries. The Company will promptly notify the Acquiror of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the credible threat of significant litigation involving the Company or any of its Subsidiaries, and will keep the Acquiror fully informed of such events.

     Section 4.17.  Subsequent Interim and Annual Financial Statements.  As soon
                    --------------------------------------------------
as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Plan, the Company will deliver to the Acquiror its Quarterly Report on Form 10-Q as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event later than March 31, 1997, the Company will deliver to Acquiror its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC under the Exchange Act.

     Section 4.18.  Additional Agreements.  In case at any time after the
                    ---------------------
Effective Time any further action is necessary or desirable to carry out the purposes of this Plan, or to vest the Surviving Corporation or the Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Bank Merger, respectively, the proper officers and directors of each party to this

Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Acquiror.

     Section 4.19.  Cooperation in Financings.  The Company agrees to cooperate
                    -------------------------
with, and provide reasonable assistance to, Acquiror, at Acquiror's expense, in connection with any sale or distribution of securities (whether registered or otherwise) made by Acquiror or any of its affiliates in connection with the consummation of the transactions contemplated hereby including, without limitation, using its reasonable best efforts to (i) making available on a timely basis such financial information of the Company and its Subsidiaries as may reasonably be required in connection with any such sale or distribution;
(ii) obtaining "cold comfort" letters and updates thereof from the Company's independent certified public accountants and opinion letters from the Company's attorneys, with such letter to be in customary form and to cover matters of the type customarily covered by accountants and attorneys in such transactions; and
(iii) making available representatives of the Company and its accountants and attorneys in connection with any such sale or distribution, including for purposes of due diligence and marketing efforts related thereto.

     Section 4.20.  Goodwill Litigation.  Following the Effective Time, the
                    -------------------
Acquiror shall and shall cause the Bank (and, subject to clause (iii) hereof, any permitted successor to the Bank), as applicable, to (i) take all actions necessary or desirable to pursue the Bank's claims in the Goodwill Litigation,
(ii) file with applicable regulatory agencies such periodic and other reports as are necessary to furnish and update information to holders of the Participation Interests or Secondary Participation Interests, (iii) refrain from taking any action that would violate the requirements of 31 U.S.C. Section 3727, including, without limitation, any action that would cause an "assignment" (as defined therein) of the claims in the Goodwill Litigation, and (iv) refrain from taking any action to dismiss, settle, compromise or otherwise cease prosecution of the Goodwill Litigation on terms that do not result solely in the payment of cash or other readily monetizable consideration by or on behalf of the United States to the Bank.

     Section 4.21.  Litigation Recovery.  As soon as is practicable after the
                    -------------------
receipt of any payment from the United States in settlement of or in satisfaction of a final judgment obtained in the Goodwill Litigation, the Acquiror shall cause the Bank to distribute the Litigation Recovery (as defined in the Participation Certificates) in a manner consistent with the terms of the certificates governing the rights of the holders of Participation Interests (a copy of which is attached hereto as Annex 4.21(a)) and the certificates governing the rights of the holders of the Secondary Participation Interests (which will be issued substantially in the form of the certificate attached hereto as Annex 4.21(b)).

     Section 4.22.  Registration Statement.  Promptly, but in any event no later
                    ----------------------
than 60 days following the date hereof, the Bank shall prepare and file with the OTS a registration statement covering the issuance and distribution of the Secondary Participation Interests (the "Registration Statement"). Thereafter, the Bank shall respond to the comments of the staff of the OTS promptly following receipt thereof, and shall use its best efforts to have the Registration Statement declared effective as soon as possible.

The Bank represents and covenants that the Registration Statement and any amendment or supplement thereto, at the date of filing thereof, will be in compliance with all relevant rules and regulations of the OTS and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Acquiror shall cooperate with the Bank in the preparation of the Registration Statement and shall have the right to review the Registration Statement and to provide comments thereon prior to the Bank's filing of the Registration Statement or any amendment thereto with the OTS.

     Section 4.23.  XCF Acceptance Corporation.  Prior to the Effective Time,
                    --------------------------
the Company and the Bank shall, and shall cause XCF Acceptance Corporation ("XCF") to use its best efforts to take all such actions as Acquiror may reasonably request to ensure that after the Effective Date the 6 1/2% Subordinated Notes are convertible solely into the Merger Consideration.

     Section 4.24.  First Citizens Bank Agreement.  Promptly following the date
                    -----------------------------
of this Plan, the Company shall, pursuant to its rights under the Agreement and Plan of Merger, dated as of April 14, 1996, between the Company and First Citizens Bank, restructure the acquisition by the Company of First Citizens Bank as a branch purchase transaction, and take all other action necessary to consummate such acquisition as restructured, including the amendment and/or withdrawal, as applicable, of its pending applications with the Federal Reserve Board and the Banking Department of the State of California with respect to such transaction as previously structured.


                     ARTICLE V. CONDITIONS TO CONSUMMATION

     Section 5.1.  Conditions to Each Party's Obligations.  The respective
                   --------------------------------------
obligations of the Acquiror, Merger Sub (when duly incorporated) and the Company to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

     (a) This Plan and the Merger shall have been approved by the requisite vote of the stockholders of the Company in accordance with applicable law.

     (b) All regulatory approvals, consents and waivers required to consummate the transactions contemplated by this Plan (including without limitation the Merger, the Bank Merger and the registration, issuance and distribution of the Secondary Participation Interests) shall have been obtained and shall remain in full force and effect, and all applicable statutory waiting periods in respect thereof shall have expired (all such approvals and the expirations of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

     (c) No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Merger or any other transaction contemplated by this Plan, and no litigation or proceeding shall be pending against the Acquiror or the Company or any of their Subsidiaries brought by any Governmental Entity seeking to prevent consummation of the transactions contemplated hereby.

     (d) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger or any other transaction contemplated by this Plan.

     Section 5.2.  Conditions to the Obligations of the Acquiror.  The
                   ---------------------------------------------
obligations of the Acquiror and, when duly incorporated, Merger Sub to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) The Acquiror shall have received from KPMG Peat Marwick LLP, the Company's independent certified public accountants, "comfort" letters, dated (i) the date of the mailing of the Proxy Statement to the Company's stockholders and
(ii) shortly prior to the Effective Date, with respect to certain financial information regarding the Company in the form customarily issued by such accountants at such time in connection with transactions of this type.

     (b) (i) The representations and warranties of the Company set forth in Sections 3.3(a); 3.3(b), 3.3(e), 3.3(g), 3.3(l), 3.3(u), 3.3(x), 3.3(z) and
3.3(dd) of this Plan shall be true and correct in all respects as of the date of this Plan and (except to the extent such representations and warranties speak as of an earlier date and except to the extent modified by actions taken in compliance with this Plan) as of the Effective Date as though made on and as of the Effective Date and (ii) the representations and warranties of the Company set forth in this Plan other than those specifically enumerated in clause (i) hereof shall be true and correct in all respects as of the date of this Plan and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date as though made on and as of the Effective Date;

provided, however, that for purposes of determining the satisfaction of the
- --------  -------
condition contained in this clause (ii), no effect shall be given to any exception in such representations and warranties relating to the best knowledge of the Company, materiality or a Material Adverse Effect, and provided further,
                                                              -------- -------
however, that, for purposes of this clause (ii), such representations and
- -------
warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Company. The Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Effective Date, to the foregoing effect.

     (c) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date, and the Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the co-Principal Financial Officers of the Company, dated the Effective Date, to the foregoing effect.

     (d) The Acquiror shall have received an opinion, dated the Effective Date, from each of Irell & Manella LLP, counsel to the Company, and Vedder, Price, Kaufman & Kammholz, special counsel to the Company, covering the matters set forth on Annex 3 and Annex 4, respectively, and containing in each case, such customary assumptions, qualifications and limitations as are reasonably acceptable to the Acquiror. As to any matter in such opinions which involves matters of fact or matters relating to laws other than the law of the State of California, the General Corporation Law of the State of Delaware or federal securities or banking law, such counsel may rely upon the certificates of officers and directors of the Company and of public officials (as to matters of fact) and opinions of local counsel (as to matters of law), reasonably acceptable to the Acquiror, provided a copy of each such certificate and reliance opinion shall be attached as an exhibit to the opinion of such counsel.

     (e) Acquiror shall have received from the Company, to the extent necessary under the relevant option or warrant agreements, the written consent, in form and substance reasonably satisfactory to Acquiror, of all holders of options or warrants to purchase Company Common Stock (as set forth in the Company Disclosure Letter) to the termination of such options (to the extent not exercised prior to the Effective Time) in accordance with the provisions of
Section 1.5 hereof.

     Section 5.3.  Conditions to the Obligation of the Company.  The obligation
                   -------------------------------------------
of the Company to effect the Merger shall be subject to the satisfaction or waiver prior to the Effective Time of the following additional conditions:

     (a) (i) The representations and warranties of the Acquiror set forth in this Plan shall be true and correct in all material respects as of the date of this Plan and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date as though made on and as of the Effective Date. The Company shall have received a certificate signed on behalf of the Acquiror by the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect.

     (b) The Acquiror shall have performed, in all material respects, each of its covenants and agreements contained in this Plan. The Company shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Acquiror, dated the Effective Date, to the foregoing effect documentary evidence reasonably satisfactory to the Company, dated the Effective Date, certifying that the Acquiror has sufficient funds to pay the aggregate Merger Consideration.

     (c) The Registration Statement shall have been declared effective by the OTS; and the OTS shall not have issued any order preventing or suspending the use of the Registration Statement or the delivery of the Secondary Participation Interests to the Exchange Agent or the holders of Company Common Stock.

     (d) The Company shall have received an opinion, dated the Effective Date, from each of Skadden Arps Slate Meagher & Flom, counsel to the Acquiror and Merger Sub, and in-house counsel to the Acquiror, covering the matters set forth on Annex 5 and Annex 6, respectively, and containing in each case such customary assumptions, qualifications and limitations as are reasonably acceptable to the Company. As to any matter in such opinions which involves matters of fact or matters relating to laws other than the General Corporation Law of the State of Delaware or federal securities or banking law, such counsel may rely upon the certificates of officers and directors of the Acquiror or Merger Sub and of public officials (as to matters of fact) and opinions of local counsel (as to matters of law), reasonably acceptable to the Company, provided a copy of each such reliance certificate and opinion shall be attached as an exhibit to the opinion of such counsel.


                            ARTICLE VI.  TERMINATION

     Section 6.1.  Termination.  This Plan may be terminated, and the Merger
                   -----------
abandoned, prior to the Effective Date, either before or after its approval by the stockholders of the Company:

     (a) by the mutual consent of the Acquiror and the Company in writing, if the board of directors of each so determines by vote of a majority of the members of its entire board;

     (b) by the Acquiror or the Company by written notice to the other party if either (i) any request or application for a Requisite Regulatory Approval shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Plan;

     (c) by the Acquiror or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1997 unless the failure to so consummate by such time is due to the breach of any material representation, warranty or covenant contained in this Plan by the party seeking to terminate; provided,
                                                                   --------
however that in the event the Merger is not consummated by March 31, 1997, as a
- -------
result of the failure to obtain Requisite Regulatory Approval for reasons entirely unrelated to the financing of the transaction, the capital structure of Acquiror or Merger Sub, the adequacy of Acquiror or Merger Sub's financial condition and/or the prospective effect of such financing, structure or condition on the Bank, the Acquiror may extend the termination date set forth herein to June 30, 1997;

     (d) by the Acquiror or the Company (provided that the Company shall not be entitled to terminate this Plan pursuant to this paragraph (d) if it shall be in material breach of any of its obligations under Section 4.11) if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

     (e) by the Acquiror or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Plan on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Effective Time, unless such breach is waived by the non-breaching party; provided, however, that neither party shall have the right
                     --------  -------
to terminate this Plan pursuant to this Section 6.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby pursuant to Section 5.2(b) (in the case of a breach of representation or warranty by the Company) or Section 5.3(a) (in the case of a breach of representation or warranty by the Acquiror);

     (f) by the Acquiror or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Plan on the part of the other party, which breach shall not have been cured or is incapable of being cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto; or

     (g) by the Acquiror, if the Board of Directors of the Company does not publicly recommend in the Proxy Statement that the Company's stockholders approve and adopt this Plan or if, after recommending in the Proxy Statement that stockholders approve and adopt this Plan, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect adverse to the Acquiror.

     Section 6.2.  Effect of Termination.  In the event of the termination of
                   ---------------------
this Plan by either the Acquiror or the Company, as provided above, this Plan shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors, except that (i) the next to the last sentence of Section 4.4 and Sections 6.2, 8.2 and 8.6 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damage arising out of its willful breach of any provisions of this Plan.


                ARTICLE VII.  EFFECTIVE DATE AND EFFECTIVE TIME

     Section 7.1.  Effective Date and Effective Time. On such date as Acquiror
                   ---------------------------------
selects, which shall be within 30 days after the last to occur of the expiration of all applicable waiting periods in connection with the Requisite Regulatory Approvals and the satisfaction or waiver of all other conditions to the consummation of this Plan (other than those conditions relating to the receipt of officer's certificates or attorneys' opinions), or on such earlier or later date as may be agreed in writing by the parties, the Certificate of Merger shall be executed in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such Certificate of Merger. The date of such filing or such later effective date is herein called the "Effective Date". The "Effective Time" of the Merger shall be the time of such filing or such other time as set forth in such Certificate of Merger.


                          ARTICLE VIII.  OTHER MATTERS

     Section 8.1.  Interpretation.  When a reference is made in this Plan to
                   --------------
Sections or Annexes, such reference shall be to a Section of, or Annex to, this Plan unless otherwise indicated. The table of contents, tie sheet and headings contained in this Plan are for ease of reference only and shall not affect the meaning or interpretation of this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed followed by the words "without limitation". Any singular term in this Plan shall be deemed to include the plural, and any plural term the singular.

     Section 8.2.  Survival.  Only those agreements and covenants of the parties
                   --------
that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other agreements and covenants and all representations and warranties shall be deemed to be conditions of the Plan and shall not survive the Effective Time.

     Section 8.3.  Waiver.  Prior to the Effective Time, any provision of this
                   ------
Plan may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time by an agreement in writing between the parties hereto approved by their respective boards of directors, except that, after the vote by the stockholders of the Company, no amendment may be made that would contravene any provision of the State Corporation Law.

     Section 8.4.  Counterparts.  This Plan may be executed in counterparts each
                   ------------
of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     Section 8.5.  Governing Law.  This Plan shall be governed by, and
                   -------------
interpreted in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Plan, the Option Agreement and of the documents referred to in this Plan and the Option Agreement and in respect of the transactions contemplated herein and therein, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Plan and the Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     Section 8.6.  Expenses.  Without limiting or affecting the remedies
                   --------
available to the parties hereunder, each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby.

     Section 8.7.  Notices.  All notices, requests, acknowledgements and other
                   -------
communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

          If to the Company or the Bank, to:

          Cal Fed Bancorp Inc.
          5700 Wilshire Boulevard
          Los Angeles, California 90036
          (213) 932-2900
          (213) 932-2869 (Fax)

          Attention:

          Edward G. Harshfield
          President and Chief Executive Officer


          With copies to:

          Douglas J. Wallis, Esq.
          Executive Vice President, General Counsel and Secretary
          Cal Fed Bancorp Inc.
          5700 Wilshire Boulevard
          Los Angeles, California 90036
          (213) 932-2900
          (213) 932-2869 (Fax)

          Kenneth Heitz, Esq.
          Irell & Manella LLP
          1800 Avenue of the Stars, Suite 900
          Los Angeles, California 90067
          (310) 277-1010
          (310) 203-7199 (Fax)

          Robert Stucker, Esq.
          Vedder, Price, Kaufman & Kammholz
          222 North LaSalle Street
          Chicago, Illinois 60601
          (312) 609-7500
          (312) 609-5005 (Fax)


          If to the Acquiror, to:

          First Nationwide Bank, A Federal Savings Bank
          135 Main Street, 20th Floor
          San Francisco, CA 94105
          (415) 904-0167
          (415) 904-0190 (Fax)

          Attention:

          Carl B. Webb
          President and Chief Operating Officer

          With a copy to:

          Christie S. Flanagan, Esq.
          Executive Vice President and General Counsel
          First Nationwide Bank, A Federal Savings Bank
          200 Crescent Court, Suite 1350
          Dallas, TX 75201
          (214) 871-5188
          (214) 871-5199 (Fax)


     Section 8.8.  Entire Agreement; Binding Agreement; Third Parties.  This
                   --------------------------------------------------
Plan, together with the Option Agreement, the Benefits Letter and the Disclosure Letters and all agreements referred to herein, including the Confidentiality Agreement, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as to Section 4.7 and Section 4.20(iii), nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

     Section 8.9.  Assignment.  This Plan may not be assigned by any party
                   ----------
hereto without the written consent of the other parties.

     Section 8.10.  Severability.  The provisions of this Plan shall be deemed
                    ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Plan, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 8.11.  Captions.  The Article, Section and paragraph captions
                    --------
herein are for convenience of reference only, do not constitute part of this Plan and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be executed by their duly authorized officers as of the day and year first above written.

                         FIRST NATIONWIDE HOLDINGS INC.,
                         a Delaware corporation


                         By:   /s/ GLENN P. DICKES
                              --------------------
                              Name:   Glenn P. Dickes
                              Title:  Vice President



                         CAL FED BANCORP INC.,
                         a Delaware corporation


                         By:   /s/ EDWARD G. HARSHFIELD
                              -------------------------
                              Name:   Edward G. Harshfield
                              Title:  President and Chief Executive Officer



                         By:   /s/ DOUGLAS J. WALLIS
                              ----------------------
                              Name:   Douglas J. Wallis
                              Title:  Executive Vice President, General
                              Counsel and Secretary



                         CALIFORNIA FEDERAL BANK,
                         A FEDERAL SAVINGS BANK


                         By:   /s/ EDWARD G. HARSHFIELD
                              -------------------------
                              Name:   Edward G. Harshfield
                              Title:  President and Chief Executive Officer



                         By:   /s/ DOUGLAS J. WALLIS
                              ----------------------
                              Name:   Douglas J. Wallis
                              Title:  Executive Vice President, General
                              Counsel and Secretary

                                                                         Annex 1



                             STOCK OPTION AGREEMENT

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

          STOCK OPTION AGREEMENT, dated as of the 27th day of July, 1996 (this "Agreement"), between First Nationwide Holdings Inc., a Delaware corporation ("Grantee"), and Cal Fed Bancorp Inc., a Delaware corporation ("Issuer").

                                  WITNESSETH:

          WHEREAS, Grantee, Issuer and California Federal Bank, a Federal Savings Bank, have entered into an Agreement and Plan of Merger, dated as of the 27th day of July, 1996 (the "Plan"), which has been executed by the parties hereto immediately prior to the execution and delivery of this Agreement; and

          WHEREAS, as a condition and inducement to Grantee's entering into the Plan and in consideration therefor, Issuer has agreed to grant Grantee the Option (as defined below);

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Plan, the parties hereto agree as follows:

          SECTION 1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 9,829,992 fully paid and nonassessable shares of Common Stock, par value $0.01 per share ("Common Stock"), of Issuer at a price per share equal to $21.375 per share (the "Initial Price"); provided, however, that in the event
                                         --------  -------
Issuer issues or agrees to issue (other than as permitted by the Plan) any shares of Common Stock at a price less than the Initial Price (as adjusted pursuant to Section 5(b)), such price shall be equal to such lesser price (such price, as adjusted as hereinafter provided, the "Option Price"), provided
                                                                 --------
further, however, that in no event shall the number of shares for which this
- -------  -------
Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

       (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in
Section 5(a) hereof), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, such number together with any shares of Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

       SECTION 2. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of both a Preliminary Purchase Event (as defined below) and a Purchase Event (as defined below); provided, however, that the Option shall terminate and be of no further force
- --------  -------
and effect upon the earliest to occur of (i) the Effective Time of the Merger,
(ii) 12 months after the first occurrence of a Purchase Event, (iii) the passage of 18 months (or such longer period as provided in Section 8) after the termination of the Plan if such termination is concurrent with or follows the occurrence of a Preliminary Purchase Event, (iv) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Plan by Grantee pursuant to Section 6.1(f) thereof), or (v) 18 months after the termination of the Plan by Grantee pursuant to Section 6.1(f) thereof. The events described in clauses (i) - (v) in the preceding sentence are hereinafter collectively referred to as an "Exercise Termination Event." Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option. The termination of the Option shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

       (b) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary") without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Issuer or any Significant Subsidiary of Issuer or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Significant Subsidiary of Issuer; provided,
                                                                     --------
     however, that the term "Acquisition Transaction" does not include any
     -------
     internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

            (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

            (iii) The shareholders of the Issuer shall have voted and failed to approve the transactions contemplated by the Plan at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Plan or shall have been cancelled prior to termination of the Plan if, prior to (x) such meeting or (y) if such meeting shall not have been held or shall have been cancelled, such termination, it shall have been publicly announced that any person (other than Grantee or any Grantee Subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

            (iv) Issuer's Board of Directors shall have withdrawn or modified, or publicly announced its intention to withdraw or modify, in a manner adverse to Grantee, its recommendation that the shareholders of Issuer approve the transactions contemplated by the Plan, or Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

            (v) Any person other than Grantee or any Grantee Subsidiary shall have made a proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

            (vi) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have willfully breached any covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan; or

            (vii) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS") or other governmental authority or regulatory or administrative agency or commission (each, a "Governmental Authority") for approval to engage in an Acquisition Transaction.

       (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of 20% or more of the then outstanding Common Stock; or

            (ii)  The occurrence of a Preliminary Purchase Event described in
     Section 2(b)(i), except that the percentage referred to in clause (z) shall be 20%.

       (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event; provided, however, that the
                                                  --------  -------
giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

       (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the "Option Notice" and the date of which being hereinafter referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a date (the "Closing Date") (which, except as otherwise provided in Section 7(e), shall not be less than three business days nor more than thirty business days from the Notice Date) and a place at which the closing of such purchase shall take place; provided, however, that, if prior
                                   --------  -------
notification to or approval of the OTS or any other Governmental Authority is required in connection with such purchase (each, a "Notification" or an "Approval," as the case may be), (A) Grantee shall promptly file the required notice or application for approval ("Notice/Application"), (B) Grantee shall expeditiously process the Notice/Application and (C) for the purpose of determining the Closing Date pursuant to clause (ii) of this sentence, the period of time that otherwise would run from the Notice Date shall instead run from the later of (A) in connection with any Notification, the date on which any required notification periods have expired or been terminated and (B) in connection with any Approval, the date on which such approval has been obtained and any requisite waiting period or periods shall have expired. For purposes of
Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. On or prior to the Closing Date, Grantee shall have the right to revoke its exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated.

       (f) At the closing referred to in Section 2(e), Grantee shall (i) pay to Issuer the aggregate purchase price for the shares of Common Stock specified in the Option Notice in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of
                              --------  -------
Issuer to designate such a bank account shall not preclude Grantee from exercising the Option, and (ii) present and surrender this Agreement to the Issuer at its principal executive offices.

       (g) At such closing, simultaneously with the delivery of immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock specified in the Option Notice and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder.

       (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

       The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between First Nationwide Holdings Inc., a Delaware corporation, and Cal Fed Bancorp Inc., a Delaware corporation ("Issuer"), dated as of the 27th day of July, 1996. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

       (i) Upon the giving by Grantee to Issuer of an Option Notice and the tender of the applicable purchase price in immediately available funds on the Closing Date, Grantee shall be deemed to be the holder of record of the number of shares of Common Stock specified in the Option Notice, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its assignee, transferee or designee.

       SECTION 3. Issuer agrees: (i) that it shall at all times until the termination of this Agreement maintain for issuance upon the exercise of the Option that number of authorized but unissued or treasury shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance and payment pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all pre-merger notification, reporting and waiting period requirements specified in 15 U.S.C. (S) 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act of 1933, as amended ("HOLA"), or any state banking law, prior approval of or notice to the OTS or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to each such Governmental Authority as it may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Grantee against dilution.

       SECTION 4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

       SECTION 5. In addition to the adjustment in the number of Shares of Common Stock that are purchasable upon exercise of the Option pursuant to
Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

       (a) In the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding.

       (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

       SECTION 6. (a) Upon the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 12 months (or such later period as provided in Section 8) of such Purchase Event (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto) and, subject to Section 6(c), promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issued or issuable pursuant to an Option Notice delivered concurrently with or prior to the request made pursuant to this Section 6(a) and shall use its best efforts to cause such registration statement to become effective, and to remain current and effective for a period not in excess of 180 days from the day such registration statement first becomes effective, in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Grantee shall have the right to demand two such registrations. The Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offering or inclusion of the Option Shares would interfere materially with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option
- --------  -------
Shares to be included in such offering for the account of Grantee shall constitute at least 33 1/3% of the total number of shares to be sold by Grantee and Issuer in the aggregate; provided further, however, that if such reduction
                             -------- -------  -------
occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this
Section 6(a) shall be permitted or occur and Grantee shall thereafter be entitled to one additional registration statement. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer.
Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares issuable upon the exercise of such Option and Grantee shall not be deemed to have demanded registration of such Option Shares. Upon receiving any request under this Section 6 from Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one holder of the Option as a result of any assignment or division of this Agreement.

       (b) In the event that any approval required to exercise the Option as described in Section 8 is conditioned on the closing of a sale or other disposition, pursuant to a registration under this Section 6, of the Common Stock or other securities issuable upon such exercise, the closing of the sale or other disposition of such Common Stock pursuant to such registration statement shall occur substantially simultaneously with such exercise.

       (c) Issuer may delay, for a period not to exceed 90 days, the filing of a registration statement following a request made by Grantee pursuant to Section 6(a) hereof if Issuer shall in good faith determine that (i) any such registration would adversely affect an offering or contemplated offering of securities by Issuer, (ii) the filing of such registration statement would, if not so delayed, materially and adversely affect a then proposed or pending acquisition, merger, corporate reorganization or other material financial project or initiative involving Issuer or any subsidiary of Issuer,

(iii) there is material undisclosed information concerning Issuer or any subsidiary of Issuer which has not been disclosed and Issuer reasonably concludes that disclosure thereof would materially and adversely affect Issuer or (iv) financial statements required to be included or incorporated in the registration statement have not been prepared or are not otherwise available at such time (provided that Issuer shall promptly and diligently prepare such financial statements or cause such financial statements to be prepared). The 12-month period referred to in the first sentence of Section 6(a) hereof shall be extended by the number of days, if any, by which Issuer shall delay any registration pursuant to this Section 6(c).

       SECTION 7. (a) Upon the occurrence of a Put Purchase Event (as defined below), (i) at the request (the date of such request being the "Option Repurchase Request Date") of Grantee delivered prior to an Exercise Termination Event, Issuer shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request (the date of such request being the "Option Share Repurchase Request Date") of the owner of Option Shares from time to time (the "Owner") delivered prior to an Exercise Termination Event, Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean, as of any date for the determination thereof, the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made since the date of this Agreement and on or prior to such determination date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer entered into since the date of this Agreement and on or prior to such determination date (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of Common Stock within the 360-day period ending on the Option Repurchase Request Date or the Option Share Repurchase Request Date, as the case may be, which is reported by The Wall Street Journal or, if not reported thereby, another authoritative
- -----------------------
source, (iv) in the event of a sale of all or substantially all of Issuer's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining net assets of Issuer as determined by a nationally recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be the value determined by a nationally recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

       (b) Grantee and/or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days, after the surrender to it of this Agreement and/or Certificates for Option Shares, as applicable, following receipt of a notice under this Section 7(b) and the occurrence of a Put Purchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price and/or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation.

       (c) Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or any Option Shares in full, Issuer shall immediately so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of
- --------  -------
repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation. If an Exercise Termination Event shall have occurred prior to the date of the notice by Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

       (d) The term "Put Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

       (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of 50% or more of the then outstanding Common Stock; or

       (ii) The consummation of an Acquisition Transaction with any person other than the Grantee or any Grantee Subsidiary.

       (e) Notwithstanding anything to the contrary in Sections 2(a) and 2(e), the delivery of a notice by Grantee under Section 7(b), specifying that such notice relates to an anticipated Put Purchase Event under Section 7(d)(ii) based on the Issuer's public announcement of the execution of an agreement providing for an Acquisition Transaction, shall be deemed to constitute an election to exercise the Option, as to the number of Option Shares not theretofore purchased pursuant to one or more prior exercises of the Option, on the fifth business day following the public announcement of the termination of such agreement, in which event a closing shall occur with respect to such unpurchased Option Shares in accordance with Section 2(f) on such fifth business day (or such later date as determined pursuant to the proviso in the first sentence of Section 2(e)).

       SECTION 8. The 30-day, 6 month, 12 month or 18-month periods for the exercise of certain rights under Section 2, 6, 7 and 12 shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods (for so long, in each of the foregoing cases, as Grantee is using commercially reasonable efforts to obtain such regulatory approvals); and (ii) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided, however, that in no event shall any Closing Date occur more
          --------  -------
than 18 months after the related Notice Date, and, if the Closing Date shall not have occurred within such period due to the failure to obtain any required approval by the OTS or any other Governmental Authority despite the best efforts of Issuer and Grantee, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the OTS or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a Closing Date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6.

       SECTION 9.  Issuer hereby represents and warrants to Grantee as follows:

       (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought;

       (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; and

       (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Issuer with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or ByLaws of Issuer or the certificates of incorporation, by-laws or similar governing documents of any of its Subsidiaries of (ii)(x) assuming that all of the consents and approvals required under applicable law for the purchase of shares upon the exercise of the Option are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Issuer or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Issuer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which issuer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

       SECTION 10. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly-owned subsidiary or existing affiliate of Grantee, and in the event that a Purchase Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign its rights and obligations hereunder in whole or in part within 12 months following such Purchase Event (or such later period as provided in Section 10); provided, however, that until the date on which the OTS has approved an application by Grantee under HOLA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except (i) in order to facilitate (x) a widely dispersed public distribution of the Common Stock issuable upon exercise thereof, or (y) a private placement of such shares in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (ii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting
              ---
a widely dispersed public distribution of such shares on Grantee's behalf, or
(iii) any other manner approved by the OTS. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

       SECTION 11. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, if necessary, applying to the OTS under HOLA and to state banking authorities for approval to acquire the shares issuable hereunder.

       SECTION 12. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $25,000,000, and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock subject to this Option, (b) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (c) pay cash to the Issuer, or (d) take a combination of any of the foregoing actions, so that Grantee's actually realized Total Profit shall not exceed $25,000,000 after taking into account the foregoing actions.

       (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $25,000,000; provided, however, that nothing in this sentence shall restrict any
             --------  -------
exercise of the Option permitted hereby on any subsequent date.

       (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7, less (y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party.

       (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

       SECTION 13. If the Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for listing on the New York Stock Exchange (the "NYSE") or any other securities exchange or automated quotation system, Issuer, upon the request of Grantee, will promptly file an application to authorize for listing the shares of Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or such other securities exchange or automated quotation system, and will use its best efforts to obtain approval of such listing as soon as practicable.

       SECTION 14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

       SECTION 15. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) (as adjusted pursuant hereto), it is the express intention of Issuer to allow the Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

       SECTION 16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan.

       SECTION 17. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

       SECTION 18. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and shall be effective at the time of execution.

       SECTION 19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

       SECTION 20. Except as otherwise expressly provided herein or in the Plan, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

       SECTION 21. Capitalized terms used in this Agreement and not defined herein but defined in the Plan shall have the meanings assigned thereto in the Plan.

       SECTION 22. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan.

       SECTION 23. In the event that any selection or determination is to be made by Grantee or the Owner pursuant to any provision contained herein, and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

       SECTION 24. In the event of any exercise of the option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

       SECTION 25. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

       IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the date first above written.


                      FIRST NATIONWIDE HOLDINGS INC.,
                      a Delaware corporation



                      By:______________________________
                           Name:
                           Title:


                      CAL FED BANCORP INC.,
                      a Delaware corporation



                      By:_____________________________
                           Name:
                           Title:



                      By:_____________________________
                           Name:
                           Title:

                                                                         Annex 2


                        [Form of Supplement to the Plan]



  SUPPLEMENT, dated as of the ____ day of ___________, 199__ (this "Supplement"), to the Agreement and Plan of Merger, dated as of the 27th day of July, 1996 (the "Plan"), by and among First Nationwide Holdings Inc., a Delaware corporation (the "Acquiror") Cal Fed Bancorp Inc., a Delaware corporation (the "Company") and California Federal Bank, a Federal Savings Bank.

  WHEREAS, pursuant to Section 4.14 of the Plan, the undersigned (the "Merger Sub") is required to become a party to the Plan.

  NOW, THEREFORE, by its execution of this Supplement, as of the date hereof the Merger Sub (i) adopts and becomes a party to the Plan, as required by Section
4.14 thereof, (ii) represents and warrants to the Acquiror that (A) it has been duly incorporated and is in good standing under the laws of the State of Delaware, (B) all of the representations made and warranties given by the Acquiror with respect to the Merger Sub in Section 3.4 of the Plan are true and correct in all material respects and (C) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute and deliver this Supplement and to consummate the transactions contemplated hereby and this Supplement is a valid and binding agreement of the Merger Sub enforceable against the Merger Sub in accordance with its terms, and
(iii) agrees to perform all its obligations and agreements set forth in the Plan.

  IN WITNESS WHEREOF, the Merger Sub has caused this Supplement to be executed by its duly authorized officer as of the day and year first written above.


                                CFB HOLDINGS, INC.


                                By:  _________________________
                                      Name:
                                      Title:

                                                                         Annex 3



                      Matters to be Covered in Opinion of
                              Irell & Manella LLP
              [subject to standard exceptions and qualifications]


       (a) The Company has been duly incorporated and is existing and in good standing as a corporation under the laws of the State of Delaware.

       (b) To the best of our knowledge, (i) the shares of capital stock of each of the Company's Subsidiaries are owned directly by the Company or the Bank, as the case may be, and (ii) such shares of capital stock are free and clear of all liens, claims, encumbrances and restrictions on transfer, and (iii) there are no outstanding options, calls or commitments relating to shares of capital stock of the Company or any of its Subsidiaries or any outstanding securities, obligations or agreements convertible into or exchangeable for, or giving any person any right (including, without limitation, preemptive rights) to subscribe for or acquire from it, any shares of capital stock of the Company or any of its Subsidiaries; provided, however, that we have assumed, without independent investigation, that, in the case of each agreement entered into by a holder of options or warrants to purchase shares of Company Common Stock which agreement provides for the termination of such option or warrant pursuant to Section 1.5 of the Plan, such agreement is a valid agreement of such holder, binding on and enforceable against such holder in accordance with its terms, and that the Company will comply with all of its obligations under each such agreement that call for any action by the Company on or following the date of this opinion.

       (c) The execution and delivery of the Plan by the Company and the Bank and the consummation by the Company and the Bank of the transactions provided for therein have been duly authorized by all requisite corporate action on the part of the Company and the Bank, respectively. The Company has the corporate power and authority to execute and deliver the Plan and to consummate the transactions contemplated thereby.

       (d) The Plan has been executed and delivered by the Company and the Bank and (assuming the Plan is a valid and binding obligation of the Acquiror and Merger Sub) is a valid and binding obligation of the Company and the Bank, enforceable against the Company and the Bank in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally including, without limitation, preferences and fraudulent conveyances and distributions by a corporation to its stockholders, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

       (e) The execution, delivery and performance by the Company and the Bank of the Plan and the consummation by the Company and the Bank of the transactions contemplated thereby will not result in or constitute a violation of or a default under (i) the Certificate of Incorporation or By-Laws or similar organizational documents of the Company or any of its Subsidiaries, or (ii) any judgment, decree or order to which the Company or any of its Subsidiaries is subject, or any note, bond, indenture, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party, in each case, of which we have knowledge and which the Company has advised us in connection with this transaction is material to the business or financial condition of the Company and its Subsidiaries taken as a whole.

       (f) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required on the part of the Company or the Bank under the laws of the United States of America or the laws of the State of Delaware or the State of California, or any court order or judgment specifically applicable to the Company or the Bank and of which we have knowledge, for the Company and the Bank to execute and deliver the Plan and to consummate the transactions provided for therein, other than any such consent, approval, action or filing (i) which may be required as a result of the involvement of the Acquiror in the transactions contemplated by the Agreement because of any other facts specifically pertaining to the Acquiror, (ii) the absence of which is not expected by us, based upon our knowledge of the relevant facts, to have any material adverse effect on the Company or the Surviving Corporation or to deprive the Acquiror of any material benefit under the Plan, or (iii) which can be readily obtained without significant delay or expense to the Acquiror, without loss to the Acquiror of any material benefit under the Plan and without any material adverse effect on the Acquiror or the Company during the period such consent, approval, action or filing was not obtained or effected; provided, however, that we express no opinion with respect to any of the laws of the United States of America applicable to the Bank by reason of it being a federal savings bank. The foregoing opinion relates only to consents, approvals, actions and filings required under (i) laws which are specifically referred to in this opinion, (ii) laws which, in our experience, are normally applicable to transactions of the type provided for in the Plan, and (iii) court orders and judgments disclosed to us by the Acquiror in connection with this opinion.

       (g) All corporate and stockholder actions required to be taken by the Company to exempt Acquiror and its Subsidiaries and the transactions contemplated by the Plan and the Option Agreement from the requirements of
Section 203 of the DGCL have been taken and are in full force and effect.

       (h) Assuming due authorization of the Merger by the Acquiror and Merger Sub, upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Plan, the Merger will be effective in accordance with the laws of the State of Delaware.

       (i) The Proxy Statement, insofar as it constituted a proxy statement for the Special Meeting, as of the date thereof, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that we express no opinion as to (i) the financial statements, schedules and other financial, numerical and statistical data included in or incorporated by reference into the Proxy Statement, (ii) any document incorporated by reference into the Proxy Statement, (iii) the exhibits to any document incorporated by reference into the Proxy Statement or (iv) information relating to the Acquiror or any of its Subsidiaries which was included in the Proxy Statement, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement or any documents incorporated by reference therein except as set forth in the paragraph immediately following this one.

       In connection with the Merger, we participated in conferences with certain officers and other representatives of the Company at which the contents of the Proxy Statement and related matters were discussed and although we are not passing upon and do not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Proxy Statement or any information on which they purport to be based and made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Proxy Statement as of the date on which it was mailed to the stockholders of the Company and on the date of the Special Meeting contemplated thereby, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no belief with respect to (i) the financial statements, schedules and other financial, numerical and statistical data included in or incorporated by reference into the Proxy Statement, (ii) the exhibits thereto and the exhibits to any document incorporated by reference into the Proxy Statement, (iii) the documents incorporated by reference therein, (iv) any information relating to the Acquiror or any of its Subsidiaries contained therein or (v) disclosures with respect to matters of federal law or regulation applicable to federal savings banks.

  Whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge," or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the transactions contemplated by the Plan and the Option Agreement do not have actual knowledge that the facts as stated herein are untrue. Unless otherwise expressly stated herein, such persons have not undertaken any investigation to determine the existence or nonexistence of such facts, and no inference as to the extent of their knowledge should be drawn from the fact of their representation of the Company or any of its Subsidiaries in this or any other instance.

  We express no opinion as to the laws of any jurisdiction other than the laws of the United States (other than the laws concerning federal savings banks, as to which we express no opinion), the State of California and the General Corporation Law of the State of Delaware.

                                                                         Annex 4


                      Matters to be Covered in Opinion of
                       Vedder, Price, Kaufman & Kammholz
              [subject to standard exceptions and qualifications]


       (a) The Company is a savings and loan holding company duly registered under the Home Owners' Loan Act of 1933, as amended.

       (b) The Bank is an existing federal savings bank, organized under the Home Owners Loan Act of 1933, as amended, and in good standing under the laws of the United States of America.

       (c) Under the laws of the United States of America applicable to the Company or the Bank by reason of the Bank being a federal savings bank, no consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required on the part of the Company or the Bank for the Company and the Bank to execute and deliver the Plan and to consummate the transactions provided for therein, other than any such consent, approval, action or filing (i) which may be required as a result of the involvement of the Acquiror in the transactions contemplated by the Agreement because of any other facts specifically pertaining to the Acquiror, (ii) the absence of which is not expected by us, based upon our knowledge of the relevant facts, to have any material adverse effect on the Company or the Surviving Corporation or to deprive the Acquiror of any material benefit under the Plan, or (iii) which can be readily obtained without significant delay or expense to the Acquiror, without loss to the Acquiror of any material benefit under the Plan and without any material adverse effect on the Acquiror, the Company or the Bank during the period such consent, approval, action or filing was not obtained or effected.

  In connection with the Merger, we participated in conferences with certain officers and other representatives of the Company at which certain contents of the Proxy Statement and related matters were discussed and although we are not passing upon and do not assume any responsibility for the accuracy, fairness or completeness of the statements contained in the Proxy Statement or any information on which they purport to be based and made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Proxy Statement as of the date on which it was mailed to the stockholders of the Company and on the date of the Special Meeting contemplated thereby, contained an untrue statement of a material fact with respect to, or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to, matters of federal law or regulation applicable to federal savings banks.

  Whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge," or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the transactions contemplated by the Plan and the Option Agreement do not have actual knowledge that the facts as stated herein are untrue. Unless otherwise expressly stated herein, such persons have not undertaken any investigation to determine the existence or nonexistence of such facts, and no inference as to the extent of their knowledge should be drawn from the fact of their representation of the Company or any of its Subsidiaries in this or any other instance.

  We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America concerning federal savings banks, the offer and issuance of the Secondary Participation Interests under the Securities Act of 1933 and the solicitation of proxies by the Company under the Securities Act of 1934, as amended.

                                                                         Annex 5


                      Matters to be Covered in Opinion of
                       Skadden Arps Slate Meagher & Flom
              [subject to standard exceptions and qualifications]


       (a) The Acquiror has been organized and is existing and in good standing as a corporation under the laws of the State of Delaware.

       (b) FNB has been organized and is existing as a federal savings bank under the laws of the United States of America.

       (c) Merger Sub has been organized and is existing and in good standing as a corporation under the laws of the State of Delaware.

       (d) The execution and delivery of the Plan by each of the Acquiror and Merger Sub and the consummation by each of the Acquiror and Merger Sub of the transactions provided for therein have been duly authorized by all requisite corporate action on the part of each of the Acquiror and Merger Sub, respectively.

       (e) Each of the Acquiror and Merger Sub has the corporate power and authority to execute and deliver the Plan and to consummate the transactions contemplated thereby.

       (f) The Plan has been executed and delivered by each of the Acquiror and Merger Sub and (assuming the Plan is a valid and binding obligation of the Company) is a valid and binding obligation of each of the Acquiror and Merger Sub, enforceable against each of the Acquiror and Merger Sub in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

       (g) No consent or approval of, or other action by or filing with, any court or administrative or governmental body which has not been obtained, taken or made is required under the laws of the United States of America or the laws of the State of Delaware or any court order or judgment specifically applicable to the Acquiror or Merger Sub and actually known to us, for the Acquiror and Merger Sub to execute and deliver the Plan and to consummate the transactions provided for therein, other than any such consent, approval, action or filing
(i) which may be required as a result of your involvement in the transactions contemplated by the Plan because of any other facts specifically pertaining to you, (ii) the absence of which is not expected by us, based upon our actual knowledge of the relevant facts, to have any material adverse effect on the Acquiror, the Company or the Surviving Corporation or to deprive you of any material benefit under the Plan, or (iii) which can be readily obtained without significant delay or expense to the Acquiror, without loss to the Acquiror of any material benefit under the Plan and without any material adverse effect on the Acquiror or the Company during the period such consent, approval, action or filing was not obtained or effected. The foregoing opinion relates only to consents, approvals, actions and filings required under (i) laws which are specifically referred to in this opinion, (ii) laws which, in our experience, are normally applicable to transactions of the type provided for in the Plan, and (iii) court orders and judgments disclosed to us by the Acquiror in connection with this opinion.

                                                                         Annex 6


                      Matters to be Covered in Opinion of
                          In-house Counsel to Acquiror
              [subject to standard exceptions and qualifications]


       The execution, delivery and performance by the Acquiror of the Plan and the consummation by the Acquiror of the transactions contemplated thereby will not result in or constitute a violation of or a default under (i) the Certificate of Incorporation or By-Laws or similar organizational documents of the Acquiror or any of its Subsidiaries, or (ii) any judgment, decree or order to which the Acquiror or any of its Subsidiaries is subject, or any note, bond, indenture, loan agreement or other agreement or instrument to which the Acquiror or any of its Subsidiaries is a party, in each case, which is set forth on the attached list as one of such documents which is material to the business or financial condition of the Acquiror and its Subsidiaries taken as a whole.

                                                                   Annex 4.21(a)

               Certificate Governing the Rights of Holders of the
                            Participation Interests


THE CONTINGENT LITIGATION RECOVERY PARTICIPATION INTERESTS ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE PARTICIPATION INTERESTS ARE BEING DISTRIBUTED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES STATUTES, AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR APPLICABLE STATE SECURITIES AGENCIES. THE RECOVERY PAYMENT MAY BE SUBJECT TO APPLICABLE CAPITAL DISTRIBUTION REGULATIONS.

        [Form of Contingent Litigation Recovery Participation Interest]

No. PC-   ________ Participation Interests


             Contingent Litigation Recovery Participation Interest


     THIS CERTIFIES THAT ___________________, or registered assigns, is the registered owner of the right to receive from California Federal Bank, A Federal Savings Bank (the "Bank") five millionths of one percent (0.000005%) of the Litigation Recovery, if any (as hereinafter defined) for each Contingent Litigation Recovery Participation Interest set forth above. As used throughout this Contingent Litigation Recovery Participation Interest (the "Participation Interest"), "Litigation Recovery" means the cash payment, if any, actually received by the Bank in respect of a final, nonappealable judgment in or final settlement of California Federal Bank v. The United States of America, Civil
              -------------------------------------------------------
Action No. 92-138C, filed on February 28, 1992, in the United States Court of Federal Claims (the "Litigation"), after deduction of (i) the aggregate expenses incurred previously and hereafter by the Bank in prosecuting the Litigation and obtaining such cash payment, (ii) any income tax liability of the Bank, computed on a pro forma basis, as a result of the Bank's receipt of such cash payment
     --- -----
(net of any income tax benefit to the Bank from the payment of a portion of the Litigation Recovery to the holders of Participation Interests (the "Recovery Payment") and disregarding for purposes of this clause (ii) the effect of any net operating loss carryforwards or other tax attributes held by the Bank or any of its subsidiaries or affiliated entities) and (iii) the expenses incurred by the Bank in connection with the creation, issuance and trading of the Participation Interests, including, without limitation, legal and accounting fees and the fees and expenses of the Interest Agent (as hereinafter defined). Payment hereunder shall occur upon presentation and surrender of this Participation Interest in the manner specified in the Participation Agreement at or prior to 5:00 P.M. (New York time) on the Final Payment Date (hereinafter defined) at the principal office of Chemical Trust Company of California, a California trust corporation (the "Interest Agent"), or at the Interest Agent's facility designated for such purpose at Chemical Bank, Securities Window, Room 234, 55 Water Street, New York, New York 10041, or Chemical Trust Company of California, 300 South Grand Avenue, Fourth Floor, Los Angeles, California 90071, or its successor as Interest Agent.

     Payment, if any, on this Participation Interest shall be made to the registered holder hereof as of a date (the "Payment Record Date") that is not less than fifteen days and not later than thirty days following the date of the Payment Notice (as hereinafter defined). The "Payment Notice" shall be notice of the amount of the Litigation Recovery and the Recovery Payment, as well as the Payment Record Date, which notice shall be published or mailed to registered holders of Participation Interests by the Bank. The "Final Payment Date" will be the date that is six months following the date of the Payment Record Date.

     This Participation Interest is subject to all of the terms, provisions and conditions of that certain Agreement Regarding Participation Interests, dated as of June 30, 1995 (the "Participation Agreement"), by and between the Bank and the Interest Agent, which Participation Agreement is hereby incorporated herein by reference and made a part hereof and to which Participation Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Interest Agent, the Bank and the holders of the Participation Interests. Copies of the Participation Agreement are on file at the above-mentioned principal office of the Interest Agent.

     This Participation Interest, upon surrender at the principal office of the Interest Agent or at its facility designated for such purpose at Chemical Bank, Securities Window, Room 234, 55 Water Street, New York, New York 10041, or Chemical Trust Company of California, 300 South Grand Avenue, Fourth Floor, Los Angeles, California 90071, may be transferred, split up, combined or exchanged for another Participation Interest or Participation Interests of like tenor entitling the holder to receive a like aggregate percentage of the Litigation Recovery as the Participation Interest or Participation Interests surrendered shall have entitled such holder to receive; provided, however, that the Bank and
                                            -----------------
Interest Agent shall not be required to effect any such transfer, split up, combination or exchange if any of the resulting Participation Interest(s) would represent a right to receive any percentage of the Litigation Recovery other than five millionths of one percent (0.000005%) or a whole multiple thereof.

     Following the Payment Record Date, the registered holder hereof may receive payment in respect of this Participation Interest only by surrendering this Participation Interest to the Interest Agent at its facility maintained for such purpose at Chemical Bank, Securities Window, Room 234, 55 Water Street, New York, New York 10041, or at the principal office of the Interest Agent, if then different, at or prior to 5:00 p.m. (New York time) on the Final Payment Date. No holder of a Participation Interest shall be entitled to receive any payment with respect thereto until the Participation Interest shall have been surrendered as provided in the preceding sentence and the Participation Agreement. A holder of a Participation Interest shall not be entitled to any interest for the period of time between the date on which the Bank receives any cash payment in connection with the Litigation and the date on which payment is made to such holder in respect of such Participation Interest in accordance with the terms of the Participation Agreement. Any and all Participation Interests not delivered in accordance with the Participation Agreement shall be null and void, and following the Final Payment Date, the Bank and Interest Agent shall have no obligation to make any payment thereon.

     Each holder of a Participation Interest by acceptance of the same acknowledges and agrees that (i) the Bank retains sole and exclusive control of the Litigation and may, among other things, dismiss, settle or cease prosecuting the Litigation at any time without obtaining any cash or other recovery, and
(ii) no holder of a Participation Interest shall have any rights against the Bank for any decision regarding the conduct or disposition of the Litigation, including, without limitation, any decision to dispose of the Litigation without a cash recovery by the Bank. In addition, in the event that applicable laws, rules or regulations limit or prevent the distribution of all or any portion of the Litigation Recovery, the Bank shall have no obligation whatsoever to make any payment in excess of the allowable amount, if any.

     All rights of action in respect of the Participation Agreement are vested in the respective registered holders of the Participation Interests; provided,
                                                                     --------
however, that no registered holder of any Participation Interest shall have the
- -------
right to enforce, institute or maintain any suit, action or proceeding against the Bank to enforce, or otherwise act in respect of, the Participation Interests, unless (a) such registered holder shall have previously given written notice to the Bank of the substance of such dispute, and registered holders of at least one-quarter in interest of the issued and outstanding Participation Interests shall have given written notice to the Bank of their support for the institution of such proceeding to resolve such dispute, (b) written notice of the substance of such dispute and of the support for the institution of such proceeding by such holders shall have been provided by the Bank to the Interest Agent, and (c) the Interest Agent shall not have instituted appropriate proceedings with respect to such dispute within 30 days following the date of such written notice to the Interest Agent, it being understood and intended that no one or more registered holders of Participation Interests shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Participation Agreement to affect, disturb or prejudice the rights of any other registered holders of Participation Interests, or to obtain or to seek to obtain priority in preference over any other holders or to enforce any right under the Participation Agreement, except in the manner herein provided for the equal and ratable benefit of all registered holders of Participation Interests. Except as provided in this paragraph, no holder of a Participation Interest shall have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Participation Interests.

     This Participation Interest shall not be valid or obligatory for any purpose until it shall have been countersigned by the Interest Agent.

     WITNESS the facsimile signature of the proper officers of the Bank and its corporate seal.

Dated:

                                           CALIFORNIA FEDERAL BANK,
                                           A Federal Savings Bank



                                           By:_______________________________

                                           Its:______________________________


ATTEST

Countersigned



_____________________________
Interest Agent



By:__________________________
   Authorized Signature

[Form of Reverse Side of Contingent Litigation Recovery Participation Interest]

                                   ASSIGNMENT


                (To be executed by the registered holder if such
            holder desires to transfer the Participation Interest.)


          FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto _____________________
                 (Please print name and address of transferee)

______________________________________________________________________________
this Participation Interest, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_________________________________ attorney, to transfer the within Participation Interest on the books of the within-named Bank, with full power of substitution.

Dated:  ______________________


                                        Signature _________________________

                                        Signature Guaranteed:



                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Participation Interest in every particular, without alteration or enlargement or any change whatsoever.

                                                                   Annex 4.21(b)

THE SECONDARY CONTINGENT LITIGATION RECOVERY PARTICIPATION INTERESTS (THE "SECONDARY PARTICIPATION INTERESTS") ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. [THE SECONDARY PARTICIPATION INTERESTS ARE BEING DISTRIBUTED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES STATUTES, AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR APPLICABLE STATE SECURITIES AGENCIES.]/1/ THE RECOVERY PAYMENT MAY BE SUBJECT TO APPLICABLE CAPITAL DISTRIBUTION REGULATIONS.

   [Form of Secondary Contingent Litigation Recovery Participation Interest]

No. PC-   ________ Secondary Participation Interests


        Secondary Contingent Litigation Recovery Participation Interest


     THIS CERTIFIES THAT ___________________, or registered assigns, is the registered owner of the right, following the "Effective Date" (as hereinafter defined), to receive from California Federal Bank, A Federal Savings Bank (the "Bank") eleven millionths of one percent (0.000011%) of the Adjusted Litigation Recovery, if any (as hereinafter defined) for each Secondary Contingent Litigation Recovery Participation Interest set forth above. As used throughout this Secondary Contingent Litigation Recovery Participation Interest (the "Secondary Participation Interest"), (I) "Adjusted Litigation Recovery" means sixty percent (60%) of the amount obtained from the following equation: (A) the cash payment (the "Cash Payment"), if any, actually received by the Bank in respect of a final, nonappealable judgment in or final settlement of California
                                                                     ----------
Federal Bank v. The United States of America, Civil Action No. 92-138C, filed on
- --------------------------------------------
February 28, 1992, in the United States Court of Federal Claims (the "Litigation"), minus (B) the sum of the following: (i) the aggregate expenses incurred previously and hereafter by the Bank in prosecuting the Litigation and obtaining such Cash Payment, (ii) any income tax liability of the Bank, computed on a pro forma basis, as a result of the Bank's receipt of such Cash Payment
     --- -----
(net of any income tax benefit to the Bank, computed on a pro forma basis, from
                                                          --- -----
the payment of a portion of the Adjusted Litigation Recovery to the holders of Secondary Participation Interests), (iii) the expenses incurred by the Bank in connection with the creation, issuance and trading of


- --------------
\1\ If applicable.

the Bank's Participation Interests and these Secondary Participation Interests, including, without limitation, legal and accounting fees and the fees and expenses of the Interest Agent (as hereinafter defined), (iv) the payment due to the holders of the Bank's Contingent Litigation Recovery Participation Interests and (v) one-hundred twenty-five million dollars ($125,000,000); (II) "Effective Date" means the effective date of the merger of CFB Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of First Nationwide Holdings Inc. ("FNH") with and into Cal Fed Bancorp, Inc., a Delaware corporation and the holding company of the Bank ("Bancorp") in connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of July 27, 1996 by and among FNH, Bancorp and the Bank. (III) "Income tax liability of the Bank computed on a pro forma basis" means the aggregate amount of any and all
                   --- -----
relevant items of income, gain, loss or deduction associated with the receipt by the Bank of the Cash Payment multiplied by the highest, combined marginal rate of federal, state and local income taxes in the relevant year and disregarding for purposes of such computation the effect of any net operating loss carryforwards or other tax attributes of the Bank or any of its subsidiaries or affiliated entities; and (IV) "Income tax benefit to the Bank computed on a pro
                                                                            ---
forma basis" means the aggregate amount of any and all relevant items of income,
- -----
gain, loss or deduction associated with the payment by the Bank of the Adjusted Litigation Recovery multiplied by the highest, combined marginal rate of federal, state and local income taxes in the relevant year and disregarding for purposes of such computation the effect of any net operating loss carryforwards or other tax attributes of the Bank or any of its subsidiaries or affiliated entities. Payment hereunder shall occur upon presentation and surrender of this Secondary Participation Interest in the manner specified in the Secondary Participation Agreement (hereinafter defined) at or prior to 5:00 P.M. (New York time) on the Final Payment Date (hereinafter defined) at the principal office of Chemical Trust Company of California, a California trust corporation (the "Interest Agent"), or at the Interest Agent's facility designated for such purpose at Chemical Bank, Securities Window, Room 234, 55 Water Street, New York, New York 10041, or Chemical Trust Company of California, 300 South Grand Avenue, Fourth Floor, Los Angeles, California 90071, or its successor as Interest Agent.

     Payment, if any, on this Secondary Participation Interest shall be made to the registered holder hereof as of a date (the "Payment Record Date") that is not less than fifteen days and not later than thirty days following the date of the Payment Notice (as hereinafter defined). The "Payment Notice" shall be notice of the amount of the Adjusted Litigation Recovery, as well as the Payment Record Date, which notice shall be published or mailed to registered holders of Secondary Participation Interests by the Bank. The "Final Payment Date" will be the date that is six months following the date of the Payment Record Date.

     This Secondary Participation Interest is subject to all of the terms, provisions and conditions of that certain Agreement Regarding Secondary Contingent Litigation Recovery Participation Interests, dated as of ____________, 1996 (the "Secondary Participation Agreement"), by and between the Bank and the Interest Agent, which Secondary Participation Agreement is hereby incorporated herein by reference and made a part hereof and to which Secondary Participation Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Interest Agent, the Bank and the holders of the Secondary Participation Interests. Copies of the Secondary Participation Agreement are on file at the above-mentioned principal office of the Interest Agent.

     This Secondary Participation Interest, upon surrender at the principal office of the Interest Agent or at its facility designated for such purpose at Chemical Bank, Securities Window, Room 234, 55 Water Street, New York, New York 10041, or Chemical Trust Company of California, 300 South Grand Avenue, Fourth Floor, Los Angeles, California 90071, may be transferred, split up, combined or exchanged for another Secondary Participation Interest(s) of like tenor entitling the holder to receive a like aggregate percentage of the Adjusted Litigation Recovery as the Secondary Participation Interest(s) surrendered shall have entitled such holder to receive; provided, however, that the Bank and
                                      -----------------
Interest Agent shall not be required to effect any such transfer, split up, combination or exchange if any of the resulting Secondary Participation Interest(s) would represent a right to receive any percentage of the Adjusted Litigation Recovery other than eleven millionths of one percent (0.000011%) or a whole multiple thereof.

     Following the Payment Record Date, the registered holder hereof may receive payment in respect of this Secondary Participation Interest only by surrendering this Secondary Participation Interest to the Interest Agent at its facility maintained for such purpose at Chemical Bank, Securities Window, Room 234, 55 Water Street, New York, New York 10041, or at the principal office of the Interest Agent, if then different, at or prior to 5:00 p.m. (New York time) on the Final Payment Date. No holder of a Secondary Participation Interest shall be entitled to receive any payment with respect thereto until the Secondary Participation Interest shall have been surrendered as provided in the preceding sentence and the Secondary Participation Agreement. A holder of a Secondary Participation Interest shall not be entitled to any interest for the period of time between the date on which the Bank receives any cash payment in connection with the Litigation and the date on which payment is made to such holder in respect of such Secondary Participation Interest in accordance with the terms of the Secondary Participation Agreement. Any and all Secondary Participation Interests not delivered in accordance with the Secondary Participation Agreement shall be null and void, and following the Final Payment Date, the Bank and Interest Agent shall have no obligation to make any payment thereon.

     Each holder of a Secondary Participation Interest by acceptance of the same acknowledges and agrees that (i) the Bank retains sole and exclusive control of the Litigation and may, among other things, dismiss, settle or cease prosecuting the Litigation at any time without obtaining any cash or other recovery, and
(ii) no holder of a Secondary Participation Interest shall have any rights against the Bank for any decision regarding the conduct or disposition of the Litigation, including, without limitation, any decision to dispose of the Litigation without a cash recovery by the Bank. In addition, in the event that applicable laws, rules or regulations limit or prevent the distribution of all or any portion of the Adjusted Litigation Recovery, the Bank shall have no obligation whatsoever to make any payment in excess of the allowable amount, if any.

     All rights of action in respect of the Secondary Participation Agreement are vested in the respective registered holders of the Secondary Participation Interests; provided, however, that no registered holder of any Secondary
           --------  -------
Participation Interest shall have the right to enforce, institute or maintain any suit, action or proceeding against the Bank to enforce, or otherwise act in respect of, the Secondary Participation Interests, unless (a) such registered holder shall have previously given written notice to the Bank of the substance of such dispute, and registered holders of at least one-quarter in interest of the issued and outstanding Secondary Participation Interests shall have given written notice to the Bank of their support for the institution of such proceeding to resolve such dispute, (b) written notice of the substance of such dispute and of the support for the institution of such proceeding by such holders shall have been provided by the Bank to the Interest Agent, and (c) the Interest Agent shall not have instituted appropriate proceedings with respect to such dispute within 30 days following the date of such written notice to the Interest Agent, it being understood and intended that no one or more registered holders of Secondary Participation Interests shall have the right in any manner whatever by virtue of, or by availing of, any provision of the Secondary Participation Agreement to affect, disturb or prejudice the rights of any other registered holders of Secondary Participation Interests, or to obtain or to seek to obtain priority in preference over any other holders or to enforce any right under the Secondary Participation Agreement, except in the manner herein provided for the equal and ratable benefit of all registered holders of Secondary Participation Interests. Except as provided in this paragraph, no holder of a Secondary Participation Interest shall have the right to enforce, institute or maintain any suit, action or proceeding to enforce, or otherwise act in respect of, the Secondary Participation Interests.

     This Secondary Participation Interest shall not be valid or obligatory for any purpose until it shall have been countersigned by the Interest Agent.

     WITNESS the facsimile signature of the proper officers of the Bank and its corporate seal.

Dated:

                                         CALIFORNIA FEDERAL BANK,
                                         A Federal Savings Bank



                                         By:_____________________________

                                         Its:____________________________


ATTEST

Countersigned



_____________________________
Interest Agent



By:__________________________
   Authorized Signature

[Form of Reverse Side of Secondary Contingent Litigation Recovery Participation
                                   Interest]

                                   ASSIGNMENT


                (To be executed by the registered holder if such holder desires to transfer the Secondary Participation Interest.)


          FOR VALUE RECEIVED ______________________________________ hereby sells, assigns and transfers unto _____________________
                 (Please print name and address of transferee)

_______________________________________________________________________________
this Secondary Participation Interest, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________________ attorney, to transfer the within Secondary Participation Interest on the books of the within-named Bank, with full power of substitution.

Dated:  ______________________


                                        Signature__________________________

                                        Signature Guaranteed:



                                     NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of this Secondary Participation Interest in every particular, without alteration or enlargement or any change whatsoever.